PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 2000)

                          $557,042,100 (Approximate)

                Fifth Third Bank Mortgage Loan Trust 2000-FTB1
             Mortgage Pass-Through Certificates, Series 2000-FTB1


                              -----------------

                               Fifth Third LOGO

                              -----------------



    Class A-1            $339,000,000      Initial Fixed Pass-Through Rate
    Class A-2            $218,042,000      Initial Fixed Pass-Through Rate
    Class X          Notional Balance      Variable Pass-Through Rate
    Class A-R                    $100      Weighted Average Pass-Through Rate


                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

                         FIFTH THIRD MORTGAGE COMPANY
                                    Seller

                               FIFTH THIRD BANK
                                   Servicer


Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 6 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, any servicer, the trustee or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Certificates

o The certificates represent ownership interests in a trust consisting primarily of adjustable-rate, first lien, residential mortgage loans.

o The Class A-1, Class A-2, Class X and Class A-R Certificates will be senior certificates. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be subordinate certificates.

o Only the Class A-1, Class A-2, Class X and Class A-R Certificates are being offered by this prospectus supplement and the accompanying prospectus. However, the Class A-R Certificate will not be purchased by the underwriter and is being transferred to the seller as partial consideration for the sale of the mortgage loans. The subordinate certificates are not being offered by this prospectus supplement and the accompanying prospectus.

o Each class of offered certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.

o The Class X Certificates will have no principal balance and will bear interest at the rate described in this prospectus supplement calculated on a notional balance.

Credit Enhancement

o Subordination - The subordinate certificates will be subordinate in right of certain payments to the senior certificates as described in this prospectus supplement.

o Allocation of Losses - Losses on the mortgage loans generally will be allocated to the classes of subordinate certificates in reverse numerical order until the principal balances of those classes are reduced to zero. Thereafter, such losses will be allocated to the classes of senior certificates as described in this prospectus supplement.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The offered certificates (other than the Class A-R Certificate) are being offered by Greenwich Capital Markets, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 100.16%, before deducting issuance expenses payable by the depositor, estimated to be approximately $625,000. See "Method of Distribution" in this prospectus supplement.

         Delivery of the offered certificates (other than the Class A-R Certificate) will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about December 21, 2000.

                               December 15, 2000

GREENWICH CAPITAL

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
                                                 Page

Summary of Terms..................................S-1
Risk Factors......................................S-8
The Mortgage Loans...............................S-14
The Seller.......................................S-25
The Standby Purchaser and Servicer...............S-26
Servicing of Mortgage Loans......................S-27
The Pooling and Servicing Agreement..............S-30
Description of the Certificates..................S-39
Yield, Prepayment and Maturity Considerations....S-59
Certain Material Federal Income Tax Consequences.S-69
State Taxes......................................S-75
ERISA Considerations.............................S-75
Legal Investment Considerations..................S-78
Method of Distribution...........................S-78
Legal Matters....................................S-79
Ratings..........................................S-79
Index of Defined Terms...........................S-81


PROSPECTUS

                                                 Page

Important Notice About Information in This
 Prospectus and Each Accompanying
 Prospectus Supplement..............................5
Risk Factors........................................6
The Trust Fund.....................................14
Use of Proceeds....................................29
The Depositor......................................29
Mortgage Loan Program..............................29
Description of the Certificates....................32
Credit Enhancement.................................41
Yield and Prepayment Considerations................50
The Pooling and Servicing Agreement................52
Certain Legal Aspects of the Mortgage Loans........68
Certain Material Federal Income Tax Consequences...79
REMIC Certificates.................................92
State Tax Considerations..........................114
ERISA Considerations..............................114
Legal Investment..................................118
Method of Distribution............................119
Legal Matters.....................................120
Financial Information.............................121
Available Information.............................121
Ratings...........................................121
Index of Defined Terms............................122

2

                               Summary of Terms

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

Offered Certificates

On the closing date, Fifth Third Bank Mortgage Loan Trust 2000-FTB1 will issue ten classes of certificates. Only the Class A-1, Class A-2, Class X and Class A-R Certificates are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of adjustable rate, first lien, residential mortgage loans having the characteristics described in this prospectus supplement.

The mortgage pool will consist of mortgage loans having an aggregate principal balance of approximately $586,360,955 as of the cut-off date.

Except for the Class A-R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company (in the U.S.) or Clearstream, Luxembourg or Euroclear (in Europe) in minimum denominations of $25,000. The Class A-R Certificate will be issued in fully registered certificated form.

Additional Certificates

In addition to the four classes of offered certificates, the trust will issue six other classes of certificates. These certificates will be designated the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and are not being offered by this prospectus supplement and the prospectus. Information about these classes is being included because these classes provide credit enhancement for the offered certificates. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will have the following approximate original aggregate principal balances:

Class B-1.........$11,727,000
Class B-2.........$ 4,397,000
Class B-3.........$ 4,397,000
Class B-4.........$ 4,397,000
Class B-5 ........$ 2,052,000
Class B-6 ........$ 2,348,855

See "Description of the Certificates--General", "--Book-Entry Certificates" and "The Mortgage Loans", in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus for additional information.


Cut-Off Date

December 1, 2000.


Closing Date

On or about December 21, 2000.


Seller

Fifth Third Mortgage Company.

See "The Seller" in this prospectus supplement for additional information.


Servicer

Fifth Third Bank.

See "Servicing of Mortgage Loans" in this prospectus supplement for additional information.


The Depositor

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830
(203) 625-2700.


The Trustee

The Chase Manhattan Bank.

See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement for additional information.


Standby Purchaser

Fifth Third Bank.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates or Senior Certificates

       Class A-1, Class A-2, Class X and Class A-R Certificates.

o    Subordinate Certificates

       Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

o    Interest Only Certificates

       Class X Certificates.

o    Book-Entry Certificates

       Class A-1, Class A-2 and Class X Certificates.

o    Residual Certificate

       Class A-R Certificate.


Mortgage Loans

A pool of conventional first lien, fully amortizing mortgage loans with interest rates that adjust, every 12 months, 36 months or 60 months after an initial fixed rate period of either 36 months or 60 months, based on one of the following indexes:

o the 1-Year CMT index (determined based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year),

o the 3-Year CMT index (determined based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years) or,

o the 5-Year CMT index (determined based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five years).


Distribution Date

Beginning in January 2001, the trustee will make distributions on the 18th day of each calendar month or, if the 18th day is not a business day, on the next business day.


Interest Payments on the Certificates

General

Interest on the offered certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period with respect to the offered certificates will be the calendar month immediately preceding the month in which such distribution date occurs.

See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

Class A-1, Class A-2 and Class A-R

Interest on the Class A-1 and Class A-2 Certificates for any specified distribution date on and prior to the distribution date will be calculated at the applicable annual rate described below:

o on any distribution date up to and including the distribution date in September 2002, the lesser of (1) 6.75% in the case of the Class A-1 Certificates and 6.50% in the case of the Class A-2 Certificates and (2) the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated; and

o on each distribution date thereafter, the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated.

Interest on the Class A-R Certificate for any distribution date will be calculated at an annual rate equal to the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated.

Class X

Interest on the Class X Certificates will be calculated at an annual rate equal to:

o the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated less

o the weighted average of the interest rates of the Class A-1 and Class A-2 Certificates.

The Class X Certificates will not receive any interest after the distribution date in September 2002.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates, other than the Class X Certificates, on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates-- Principal".

Payment Priorities

On each distribution date, the trustee will apply the amounts available for distribution generally in the following order of priority:

o    interest on the senior certificates;

o    principal of the Class A-R Certificate;

o    principal of the Class A-1 and Class A-2 Certificates, sequentially;

o interest on, and then principal of, each class of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

o    any remaining available amounts to the Class A-R Certificate.

See "Description of the Certificates" in this prospectus supplement for additional information.


Advances

The servicer is required to make cash advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the cash advances are not recoverable from future payments on the mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer is also required to make certain servicing related advances.

See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement for additional information.


Option to Put the Class A-1 and Class A-2 Certificates

General

Certificateholders of the Class A-1 and Class A-2 Certificates will have a one-time option to sell their certificates to the standby purchaser. The option may be exercised in whole or in part with respect to either such class of certificates during the applicable option period.

Put Option Period

The 5 business day period ending on the distribution date in August 2002.

Purchase Price

The purchase price will be based upon the outstanding principal balance of the certificates after distributions on the distribution date in September 2002, plus accrued and unpaid interest at the applicable pass-through rate on the outstanding principal balance of those certificates immediately prior to that distribution date.

Optional Call

If the put option is exercised with respect to more than 90% of the aggregate outstanding principal balance of the Class A-1 and Class A-2 Certificates, the standby purchaser will have the right to purchase all of the Class A-1 and Class A-2 Certificates on the same terms.

See "The Pooling and Servicing Agreement--Put Option and Optional Call" in this prospectus supplement for additional information.


Optional Termination

The servicer may purchase all of the assets in the trust and retire all outstanding certificates when the outstanding principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate principal balance of the mortgage loans as of the cut-off date.

See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement for additional information.


Credit Enhancement

The senior certificates will have a prior right of payment over the subordinated certificates. Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses, first, among the subordinated certificates and, second, to the classes of senior certificates on a pro rata basis. However, special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in excess of the amounts set forth in this prospectus supplement are allocated simultaneously to the senior certificates and to the subordinated certificates in the manner specified in this prospectus supplement under "Description of the Certificates--Allocation of Losses".

In addition, until the distribution date in January 2011, the subordinate certificates will be locked out from receipt of any principal unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has, among other things, doubled prior to that date and certain performance triggers have been satisfied. After that time and subject to certain performance triggers, the subordinate certificates will receive their ratable share of scheduled principal and increasing portions of principal prepayments over time.

See "Description of the Certificates--Principal", "-- Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement.


Ratings

It is a condition to the issuance of the offered certificates that the Class A-1, Class A-2 and Class X Certificates be rated "AAA" and "Aaa", in each case by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies and Moody's Investors Service, Inc., respectively; and that the Class A-R Certificate be rated "AAA" by Standard & Poor's.

In respect of the put option, Standard & Poor's also will assign a rating of "A-1+" to the standby purchaser's obligation under the put option with respect to the Class A-1 and Class A-2 Certificates. In the case of Moody's, the standby purchaser's ability or obligation to purchase the Class A-1 and Class A-2 Certificates under the put option is directly linked to their short term rating, which is currently "P-1", and their long term rating, which is currently "Aa3".
A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the rating agencies.

See "Ratings" in this prospectus supplement for additional information.


Tax Status

In the opinion of Brown & Wood LLP, for federal income tax purposes, the trust will comprise several "real estate mortgage investment conduits" or REMICs organized in a tiered REMIC structure. The offered certificates, other than the Class A-R Certificate, will constitute "regular interests" in the upper tier REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each REMIC created under the pooling and servicing agreement. Holders of the Class A-1 and Class A-2 Certificates will also hold a separate put option right for federal income tax purposes.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates (other than the Class A-R Certificate) will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Certain Material Federal Income Tax Consequences" in the prospectus for additional information.


ERISA Considerations

Subject to satisfaction of certain conditions, ERISA Plans may purchase the offered certificates other than the Class A-R Certificate.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Legal Investment Considerations

The offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                                 Risk Factors

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Unpredictability of
Prepayments and
Effect on Yields....................    Borrowers may prepay their mortgage
                                        loans in whole or in part at any time.
                                        We cannot predict the rate at which
                                        borrowers will repay their mortgage
                                        loans. A prepayment of a mortgage loan
                                        generally will result in a prepayment
                                        on the offered certificates.

                                        o   If you purchase your certificates
                                            at a discount and principal is
                                            repaid slower than you anticipate,
                                            then your yield may be lower than
                                            you anticipate.

                                        o   If you purchase your certificates
                                            at a premium and principal is
                                            repaid faster than you anticipate,
                                            then your yield may be lower than
                                            you anticipate.

                                        o   If you purchase the Class X
                                            Certificates and principal of the
                                            mortgage loans is repaid at an
                                            extremely rapid rate, you may not
                                            recover your initial investment.

                                        o   The rate of prepayments on the
                                            mortgage loans will be sensitive
                                            to prevailing interest rates.
                                            Generally, if prevailing interest
                                            rates decline significantly below
                                            the interest rates on the mortgage
                                            loans, those mortgage loans are
                                            more likely to prepay than if
                                            prevailing rates remain above the
                                            interest rates on the mortgage
                                            loans. Conversely, if prevailing
                                            interest rates rise significantly,
                                            prepayments on the mortgage loans
                                            are likely to decrease.

                                        o   The pass-through rate of your
                                            certificates is directly related
                                            to the interest rates on the
                                            mortgage loans. Prepayments of
                                            mortgage loans with relatively
                                            higher interest rates will reduce
                                            the pass-through rate of your
                                            certificates.

                                        o   The seller is required to purchase
                                            from the trust any mortgage loan
                                            in the event certain breaches of
                                            representations and warranties
                                            occur and are not cured. In
                                            addition, the seller is required
                                            to purchase from the trust any
                                            mortgage loan as to which the
                                            borrower elects to convert the
                                            adjustable interest rate to a
                                            fixed interest rate. In addition,
                                            the servicer has the option to
                                            purchase mortgage loans that
                                            become 90 days or more delinquent,
                                            subject to certain limitations and
                                            conditions described in this
                                            prospectus supplement. These
                                            purchases will have the same
                                            effect on the holders of the
                                            offered certificates as a
                                            prepayment of the mortgage loans.

                                        o   If the rate of default and the
                                            amount of losses on the mortgage
                                            loans are higher than you expect,
                                            then your yield may be lower than
                                            you expect.

                                        o   The priorities governing payments
                                            of principal will have the effect
                                            of accelerating the rate of
                                            principal payments to holders of
                                            the classes of senior certificates
                                            relative to the classes of
                                            subordinate certificates.

                                        See "Yield, Prepayment and Maturity
                                        Considerations" in this prospectus
                                        supplement for a description of
                                        factors that may influence the rate
                                        and timing of prepayments on the
                                        mortgage loans.

Potential Inadequacy of
Credit Enhancement for
the Offered Certificates............    Credit enhancement will be provided
                                        for the offered certificates, first,
                                        by the right of the holders of
                                        certificates to receive payments
                                        before the classes subordinated to
                                        them and, second, by the allocation of
                                        realized losses on the mortgage loans
                                        to subordinated classes in the reverse
                                        order of their numerical class
                                        designations. This first form of
                                        credit enhancement uses collections on
                                        the mortgage loans otherwise payable
                                        to holders of subordinated classes to
                                        pay interest or principal due on more
                                        senior classes. Collections otherwise
                                        payable to subordinated classes
                                        represent the sole source of funds
                                        from which this type of credit
                                        enhancement is provided.

                                        Except as described below, realized
                                        losses are allocated, first, to the
                                        subordinate certificates and, second,
                                        to the senior certificates on a pro
                                        rata basis until the principal amount
                                        of each class has been reduced to
                                        zero. Accordingly, if the aggregate
                                        principal balance of the classes of
                                        subordinate certificates were to be
                                        reduced to zero, delinquencies and
                                        defaults on the mortgage loans would
                                        reduce the amount of funds available
                                        for monthly distributions to holders
                                        of the senior certificates.

                                        Furthermore, the subordinate
                                        certificates will provide only limited
                                        protection against certain categories
                                        of losses such as special hazard
                                        losses, bankruptcy losses and fraud
                                        losses as specified in this prospectus
                                        supplement. Once the specified loss
                                        amounts have been exceeded, holders of
                                        the senior certificates will bear
                                        their proportionate share of any
                                        losses realized on the mortgage loans.

                                        See "Description of the
                                        Certificates--Allocation of Losses"
                                        and "--Subordination of the
                                        Subordinate Certificates" in this
                                        prospectus supplement for additional
                                        information.

Interest Payments May
Be Insufficient.....................    When a mortgage loan is prepaid in
                                        full, the borrower is charged interest
                                        only up to the date on which such
                                        payment is made, rather than for an
                                        entire month. This may result in a
                                        shortfall in interest collections
                                        available for payment on the next
                                        distribution date. The servicer is
                                        required to cover the shortfall in
                                        interest collections that is
                                        attributable to prepayments on the
                                        loans but only to the extent of its
                                        servicing fee. In addition, certain
                                        shortfalls in interest collections
                                        arising from the application of the
                                        Soldiers' and Sailors' Civil Relief
                                        Act of 1940 will not be covered by the
                                        servicer.

                                        Any uncovered interest shortfall may
                                        adversely affect the yield on your
                                        investment.

Adjustable Rate
Mortgage Loans May
Convert to Fixed Rates
Which May Reduce the
Yield on the Certificates...........    Although all of the mortgage loans are
                                        adjustable rate loans, the borrower on
                                        approximately 77.58% of the mortgage
                                        loans by pool balance can convert from
                                        an adjustable rate to a fixed rate
                                        during certain periods as long as the
                                        borrower is current in payment on the
                                        borrower's mortgage loan. If the
                                        borrower converts a mortgage loan from
                                        an adjustable rate to a fixed rate,
                                        the seller will be obligated to
                                        repurchase the converted mortgage loan
                                        from the trust. The fixed rate on a
                                        converted loan may be lower than the
                                        pass-through rate on one or more
                                        classes of offered certificates. Since
                                        the pass-through rates on the
                                        certificates may not exceed the
                                        weighted average of the net mortgage
                                        loan rates, any conversion to a fixed
                                        rate of a mortgage loan that has not
                                        been purchased by the seller may
                                        increase the likelihood that the
                                        pass-through rates on the offered
                                        certificates will be lower than if
                                        such conversion had not occurred.

Delay in Receipt of
Liquidation Proceeds;
Liquidation Proceeds
May Be Less than
Mortgage Loan Balance...............    Substantial delays could be
                                        encountered in connection with the
                                        liquidation of delinquent mortgage
                                        loans. Further, liquidation expenses
                                        such as legal fees, real estate taxes
                                        and maintenance and preservation
                                        expenses may reduce the portion of
                                        liquidation proceeds payable to you.
                                        If a mortgaged property fails to
                                        provide adequate security for the
                                        related mortgage loan, you will incur
                                        a loss on your investment if the
                                        credit enhancement is insufficient to
                                        cover that loss.

Certificates May Not Be
Appropriate for Some
Investors...........................    The offered certificates may not be an
                                        appropriate investment for investors
                                        who do not have sufficient resources
                                        or expertise to evaluate the
                                        particular characteristics of the
                                        offered certificates. This may be the
                                        case due to the reasons specified
                                        below.

                                        o   The yield to maturity of offered
                                            certificates purchased at a price
                                            other than par will be sensitive
                                            to the uncertain rate and timing
                                            of principal prepayments on the
                                            mortgage loans.

                                        o   The rate of principal
                                            distributions on and the weighted
                                            average lives of the offered
                                            certificates will be sensitive to
                                            the uncertain rate and timing of
                                            principal prepayments on the
                                            mortgage loans and the priority of
                                            principal distributions among the
                                            classes of certificates.
                                            Accordingly, the offered
                                            certificates may be an
                                            inappropriate investment if you
                                            require a distribution of a
                                            particular amount of principal on
                                            a specific date or an otherwise
                                            predictable stream of
                                            distributions.

                                        o   You may not be able to reinvest
                                            distributions on an offered
                                            certificate (which, in general,
                                            are expected to be greater during
                                            periods of relatively low interest
                                            rates) at a rate at least as high
                                            as the pass-through rate
                                            applicable to your certificate.

                                        o   Your investment in the offered
                                            certificates may be ended before
                                            you desire if the optional call or
                                            optional termination is exercised.

                                        o   A secondary market for the offered
                                            certificates may not develop or
                                            provide you with liquidity of
                                            investment.

Risk of Non-Performance
By the Standby Purchaser............    The put options are the obligations
                                        solely of the standby purchaser and do
                                        not represent obligations of, or an
                                        interest in, the seller, the
                                        depositor, the underwriter or their
                                        respective affiliates, other than the
                                        standby purchaser. The obligations of
                                        the standby purchaser under the put
                                        options are not insured or guaranteed
                                        by any person or entity. As a result,
                                        if the standby purchaser should be
                                        unable to pay the purchase price or
                                        default on its obligation to buy the
                                        certificates upon the exercise of a
                                        put option, you may not be able to
                                        sell your certificate to the standby
                                        purchaser.

Geographic Concentration
of the Mortgage Loans...............    The following chart lists the states
                                        and related percentage with
                                        concentrations of mortgage loans in
                                        excess of 5% of the aggregate
                                        principal balance as of the cut-off
                                        date.

                                        Ohio 56.10% Arizona 11.25% Kentucky
                                        10.71% Indiana 7.24% Florida 6.88% In
                                        addition, the conditions below will
                                        have a disproportionate impact on the
                                        mortgage loans in general:

                                        o   Economic conditions in states
                                            listed above which may or may not
                                            affect real property values may
                                            affect the ability of borrowers to
                                            repay their loans on time.

                                        o   Declines in the residential real
                                            estate markets in the states
                                            listed above may reduce the values
                                            of properties located in those
                                            states, which would result in an
                                            increase in the loan-to-value
                                            ratios.

                                        o   Any increase in the market value
                                            of properties located in the
                                            states listed above would reduce
                                            the loan-to-value ratios and
                                            could, therefore, make alternative
                                            sources of financing available to
                                            the borrowers at lower interest
                                            rates, which could result in an
                                            increased rate of prepayment of
                                            the mortgage loans.

Lack of Liquidity...................    There is currently no secondary market
                                        for the offered certificates and there
                                        can be no assurance that a secondary
                                        market for the offered certificates
                                        will develop. Consequently, you may
                                        not be able to sell your certificates
                                        readily or at prices that will enable
                                        you to realize your desired yield. The
                                        market values of the certificates are
                                        likely to fluctuate. Any of these
                                        fluctuations may be significant and
                                        could result in significant losses to
                                        you.

                                        The secondary markets for asset-backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do
                                        so in the future. Illiquidity can have
                                        a severely adverse effect on the
                                        prices of securities that are
                                        especially sensitive to prepayment,
                                        credit, or interest rate risk, or that
                                        have been structured to meet the
                                        investment requirements of limited
                                        categories of investors.

Servicer Alternatives
to Foreclosure......................    The servicer may foreclose on any
                                        delinquent mortgage loan or, subject
                                        to certain limitations set forth in
                                        the pooling and servicing agreement,
                                        work out an agreement with the related
                                        borrower, which may involve waiving or
                                        modifying any term of the mortgage
                                        loan. The servicer may also sell any
                                        mortgage loan if such mortgage loan is
                                        at least 90 days delinquent.

Bankruptcy Or Insolvency May
Affect the Timing and Amount
of Distributions on the
Certificates........................    The transfer of the mortgage loans by
                                        the seller to the depositor will be
                                        characterized in the mortgage loan
                                        purchase agreement as a sale
                                        transaction. Nevertheless, in the
                                        event of a bankruptcy of the seller,
                                        the trustee in such bankruptcy could
                                        attempt to recharacterize the sale of
                                        the mortgage loans to the depositor as
                                        a borrowing secured by a pledge of the
                                        mortgage loans.

                                        If such an attempt to recharacterize
                                        the transfer of the mortgage loans
                                        were successful, a trustee in
                                        bankruptcy could elect to accelerate
                                        payment of the certificates and
                                        liquidate the mortgage loans, with the
                                        holders of the certificates entitled
                                        to no more than the outstanding class
                                        principal balances, if any, of the
                                        classes of certificates, together with
                                        interest thereon at the applicable
                                        pass-through rate to the date of
                                        payment. In the event of an
                                        acceleration of the certificates, the
                                        holders of the certificates would lose
                                        the right to future payments of
                                        interest, might suffer reinvestment
                                        losses in a lower interest rate
                                        environment and may fail to recover
                                        their initial investment. Regardless
                                        of whether an acceleration takes
                                        place, delays in payments on the
                                        certificates and possible reductions
                                        in the amount of such payments could
                                        occur. The depositor will warrant in
                                        the pooling and servicing agreement
                                        that the transfer of the mortgage
                                        loans to the trust fund is a valid
                                        transfer and sale of all of the
                                        depositor's right, title and interest
                                        in the mortgage loans to the trust
                                        fund.

                              The Mortgage Loans

         The information set forth in the following paragraphs has been provided by the Seller. None of the Depositor or any of its other affiliates or the Trustee or any of its affiliates has made or will make any representation as to the accuracy or completeness of the information that appears under this heading.

General

         The assets held by Fifth Third Bank Mortgage Loan Trust 2000-FTB1 (the "Trust") will consist principally of adjustable rate, first lien, residential mortgage loans (each, a "Mortgage Loan"). The Mortgage Loans have interest rates that adjust based on the related Index every 12 months, 36 months or 60 months after an initial fixed rate period of either 36 months or 60 months, in each case as indicated in the related mortgage note. The Trust will contain 1,566 Mortgage Loans with an aggregate Principal Balance (the "Pool Balance") of approximately $586,360,955 as of December 1, 2000 (the "Cut-Off Date") after application of payments of principal due on or before the Cut-Off Date whether or not received and also subject to a permitted variance of plus or minus 10%. All weighted averages specified in this prospectus supplement are based on the Principal Balances of the Mortgage Loans as of the Cut-Off Date (the "Cut-Off Date Pool Balance"), unless otherwise specified. The "Principal Balance" of a Mortgage Loan as of any date is equal to the unpaid principal balance of that Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on that Mortgage Loan since its origination. References in this prospectus supplement to percentages of the Mortgage Loans mean percentages based on the aggregate of the Principal Balances of the Mortgage Loans as of the Cut-Off Date, unless otherwise specified.

         The numerical and statistical information with respect to the Mortgage Loans and the Certificates are approximate and are subject to change up to a permitted variance of plus or minus 10%. A detailed description of the Mortgage Loans actually included in the Trust at the Closing Date will be available to purchasers of the Offered Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within, fifteen days after delivery of the Offered Certificates.

         Pursuant to a purchase agreement between the Seller and the Depositor (the "Mortgage Loan Purchase Agreement"), the Depositor will purchase the Mortgage Loans from the Seller, and pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the Mortgage Loans was originated by the Seller or its affiliates or purchased by the Seller in the secondary market in the ordinary course of business.

         Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties which will be assigned by the Depositor to the Trustee. The representations and warranties relate to, among other things, certain characteristics of the Mortgage Loans and, subject to certain limitations, the Seller will be obligated to repurchase or substitute a similar mortgage loan for any such Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the Certificateholders' interests in the Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above and in the following paragraph.

         The Loan Rates on Mortgage Loans representing approximately 77.58% of the Cut-Off Date Pool Balance can be converted to fixed rates at the request of the related borrowers during the period beginning three months and ending fifty-eight months after their dates of origination, so long as the requesting borrowers are not delinquent in payment on the related Mortgage Loans. The converted fixed rate will be The Federal Home Loan Mortgage Corporation's net yield for fixed interest rate mortgages having maturities comparable to the converted Mortgage Loan and covered by 60-day mandatory delivery commitments (as made available by The Federal Home Loan Mortgage Corporation), plus a margin. The Seller is obligated to repurchase any Mortgage Loan so converted as of the date of conversion in an amount equal to the Purchase Price for the converted Mortgage Loan on the date of conversion plus accrued and unpaid interest thereon. Any amount received in respect of the repurchase will be deposited into the Collection Account for distribution on the Distribution Date in the month following the repurchase.

Mortgage Loan Statistics

         The following statistical information, unless otherwise specified, is based upon the Cut-Off Date Pool Balance.

         The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property"). Approximately 11.90% of the Mortgage Loans had Loan-to-Value Ratios at origination in excess of 80.00%. With respect to Mortgage Loans having Loan-to-Value Ratios in excess of 80.00% as of the Cut-Off Date, approximately 81.28% are covered by primary mortgage insurance. With respect to each Mortgage Loan and any date of determination, the "Loan-to-Value Ratio" is calculated as a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the lesser of the sale price and the appraised value of the Mortgaged Property.

         All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date") and are current as of the Cut-Off Date.

         Substantially all of the Mortgage Loans have original terms to stated maturity ranging from 180 months to 360 months. The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 336 months as of the Cut-Off Date. None of the Mortgage Loans had a first Due Date prior to April 1992 or after September 2000 or had a remaining term to stated maturity of less than 49 months or greater than 356 months as of the Cut-Off Date. The latest stated maturity date of any Mortgage Loan is August 2030.

         The average Principal Balance of the Mortgage Loans at origination was approximately $388,310. The average Principal Balance of the Mortgage Loans as of the Cut-Off Date was approximately $374,432.

         No Mortgage Loan had a Principal Balance of greater than $2,290,586 or less than $2,300 as of the Cut-Off Date.

         Subject to the limitation on loan rate adjustments described in the next paragraph, each Mortgage Loan provides for adjustment, after an initial fixed rate period, on either a 1-year, 3-year or 5-year basis, to the rate at which interest accrues thereon (each, a "Loan Rate") and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). The first Adjustment Date for (i) 497 Mortgage Loans (representing approximately 33.04% of the Cut-Off Date Pool Balance) will occur 36 months after the date of origination and (ii) 1,069 Mortgage Loans (representing 66.96% of the Cut-Off Date Pool Balance) will occur 60 months after the date of origination.

         On each Adjustment Date for a Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, generally rounded to the nearest multiple of 0.125%, of the related index (each, an "Index" and together, the "Indices") as discussed under "--The Indices" in this prospectus supplement and a fixed percentage amount (the "Gross Margin"). On the first Adjustment Date, the Loan Rates on the Mortgage Loans cannot increase or decrease (such initial cap, the "First Rate Cap") by more than 2.00% per annum. On any subsequent Adjustment Date, the Loan Rates on the Mortgage Loans cannot increase or decrease (any such cap, a "Periodic Rate Cap") by more than 2.00% per annum. The Loan Rate on each Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or be lower than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Loan Rate"). Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the First Rate Cap, the Periodic Rate Caps, the Maximum Loan Rates and the Minimum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Indices".

         The Mortgage Loans had Loan Rates as of the Cut-Off Date of not less than 5.500% per annum and not more than 9.875% per annum and the weighted average Loan Rate was approximately 7.210% per annum. As of the Cut-Off Date, the Mortgage Loans had Gross Margins ranging from 0.350% per annum to 4.125% per annum, Maximum Loan Rates ranging from 10.375% per annum to 14.875% per annum and Minimum Loan Rates ranging from 0.350% per annum to 4.125% per annum. As of the Cut-Off Date, the weighted average Gross Margin was approximately 2.801% per annum, the weighted average Maximum Loan Rate was approximately 12.382% per annum and the weighted average Minimum Loan Rate was approximately 2.801% per annum. As of the Cut-Off Date, the weighted average Loan Rate adjustment frequency was 21 months, the latest next Adjustment Date following the Cut-Off Date on any Mortgage Loan occurs in October 2005 and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-Off Date occurs in October 2003.

         The Mortgage Loans primarily were underwritten under full documentation program guidelines.

         The Mortgage Loans had the following characteristics as of the Cut-Off Date (the sum in any column may not equal the total indicated due to rounding):

                              ARM Product Types of the Mortgage Loans


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
            ARM Product Type                          Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
5/1 ARM......................................              855           $313,341,381.93                  53.44
3/1 ARM......................................              365            141,566,424.49                  24.14
5/5 ARM......................................              214             79,265,909.81                  13.52
3/3 ARM......................................              132             52,187,239.18                   8.90
                                                   ------------         -----------------         --------------
                         Total...............            1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============



                                  Principal Balances of the Mortgage Loans


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
          Principal Balance ($)                       Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 4,629     -   50,000.....................                   3                $54,110.03                   0.01
 50,001    -  100,000.....................                   6                479,866.63                   0.08
 100,001   -  150,000.....................                   2                210,020.82                   0.04
 150,001   -  200,000.....................                   9              1,650,786.59                   0.28
 200,001   -  250,000.....................                  42             10,104,166.72                   1.72
 250,001   -  300,000.....................                 556            153,106,898.72                  26.11
 300,001   -  350,000.....................                 330            107,100,200.91                  18.27
 350,001   -  400,000.....................                 202             75,993,122.62                  12.96
 400,001   -  450,000.....................                 102             43,400,592.64                   7.40
 450,001   -  500,000.....................                  88             42,001,236.60                   7.16
 500,001   -  550,000.....................                  60             31,380,292.92                   5.35
 550,001   -  600,000.....................                  47             27,147,076.74                   4.63
 600,001   -  650,000.....................                  51             32,342,827.05                   5.52
 650,001   -  750,000.....................                  26             18,354,190.90                   3.13
 750,001   -1,000,000.....................                  27             23,596,301.23                   4.02
 1,000,001 -1,500,000.....................                  13             15,186,949.32                   2.59
 1,500,001 -2,000,000.....................                   1              1,961,729.55                   0.33
 2,000,001 -2,290,585.....................                   1              2,290,585.42                   0.39
                                                   ------------         -----------------         --------------
                        Total.............               1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

      The average Principal Balance of the Mortgage Loans as of the Cut-Off Date was approximately $374,432.




                             Remaining Terms to Stated Maturity of the Mortgage Loans


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
         Remaining Term (months)                      Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 49  -  60....................................               1               $359,887.35                   0.06
 73  -  84....................................               1                153,182.72                   0.03
 121 - 132....................................               4              1,163,624.00                   0.20
 133 - 144....................................               6              1,482,184.59                   0.25
 145 - 156....................................               1                340,209.90                   0.06
 157 - 168....................................              32             10,985,200.47                   1.87
 169 - 180....................................              10              3,997,585.72                   0.68
 253 - 264....................................               2                517,680.50                   0.09
 265 - 276....................................               8              2,133,408.30                   0.36
 277 - 288....................................               5              1,748,427.40                   0.30
 289 - 300....................................              11              3,589,891.45                   0.61
 301 - 312....................................              29              9,813,137.88                   1.67
 313 - 324....................................             131             44,427,350.60                   7.58
 325 - 336....................................             172             63,031,136.56                  10.75
 337 - 348....................................             754            284,724,482.52                  48.56
 349 - 356....................................             399            157,893,565.45                  26.93
                                                   -----------         -----------------         --------------
        Total.................................           1,566           $586,360,955.41                 100.00
                                                   ============         =================        ==============


         The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date was approximately 336 months.



               Original Terms to Maturity of the Mortgage Loans


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
         Original Term (months)                       Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 72..............................................            1               $359,887.35                   0.06
 180.............................................           54             18,121,987.40                   3.09
 300.............................................            1                319,826.41                   0.05
 360.............................................        1,510            567,559,254.25                  96.79
                                                   ------------         -----------------         --------------
           Total.................................        1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============



         The weighted average original term to maturity of the Mortgage Loans as of the Cut-Off Date was approximately 354 months.




                     Property Types of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
              Property Type                           Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
Single Family.............................               1,519           $566,151,018.26                  96.55
Condominium...............................                  46             19,919,951.43                   3.40
Two-Four Family...........................                   1                289,985.72                   0.05
                                                   ------------         -----------------         --------------
                        Total.............               1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============




                 Stated Occupancy Status of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
       Stated Occupancy Status (1)                    Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
Primary...................................               1,468           $542,535,754.88                  92.53
Second Home...............................                  98             43,825,200.53                   7.47
                                                   ------------         -----------------         --------------
                         Total............               1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

(1)  Occupancy as represented by the Mortgagor at the time of origination.



                      Loan Purposes of the Mortgage Loan

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
                 Purpose                              Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
Purchase..................................                 968           $342,213,088.53                  58.36
Cash Out Refinance........................                 314            133,353,921.98                  22.74
Rate/Term Refinance.......................                 284            110,793,944.90                  18.90
                                                   ------------         -----------------         --------------
                         Total............               1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============



                   Documentation Types of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
           Documentation Type                         Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
Full Documentation........................               1,472           $551,074,037.91                  93.98
Stated Documentation......................                  54             20,728,389.42                   3.54
Alternative Documentation.................                  20              7,681,985.22                   1.31
No Income/Asset Verification..............                  19              6,543,324.66                   1.12
No Documentation..........................                   1                333,218.20                   0.06
                                                   ------------         -----------------         --------------
                         Total............               1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============



              Original Loan-to-Value Ratios of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
    Original Loan-to-Value Ratio (%)                  Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 18.80 - 20.00...............................                2               $589,727.95                   0.10
 20.01 - 25.00...............................                2                936,922.19                   0.16
 25.01 - 30.00...............................                4              1,636,007.82                   0.28
 30.01 - 35.00...............................                4              2,125,707.05                   0.36
 35.01 - 40.00...............................               12              4,134,323.97                   0.71
 40.01 - 45.00...............................               17              6,127,672.38                   1.05
 45.01 - 50.00...............................               28             11,866,074.16                   2.02
 50.01 - 55.00...............................               27             10,199,850.51                   1.74
 55.01 - 60.00...............................               70             29,917,656.14                   5.10
 60.01 - 65.00...............................               88             39,237,596.96                   6.69
 65.01 - 70.00...............................              126             55,324,733.50                   9.44
 70.01 - 75.00...............................              267            101,564,254.12                  17.32
 75.01 - 80.00...............................              691            252,933,676.14                  43.14
 80.01 - 85.00...............................               35             11,597,301.98                   1.98
 85.01 - 90.00...............................              127             38,515,928.15                   6.57
 90.01 - 95.00...............................               66             19,653,522.39                   3.35
                                                   ------------         -----------------         --------------
                         Total...............            1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

         The weighted average original Loan-to-Value Ratio of the Mortgage Loans as of the Cut-Off Date was approximately 74.22%.



              Geographic Distribution of the Mortgaged Properties

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
                  State                               Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
Arizona......................................              170            $65,946,171.13                  11.25
Colorado.....................................                1                287,427.91                   0.05
Connecticut..................................                1                791,585.87                   0.13
Florida......................................               92             40,352,472.63                   6.88
Georgia......................................                2              2,572,030.46                   0.44
Idaho........................................                1                321,698.94                   0.05
Illinois.....................................                2                608,338.08                   0.10
Indiana......................................              122             42,443,987.06                   7.24
Kentucky.....................................              174             62,796,121.21                  10.71
Michigan.....................................                8              3,690,158.62                   0.63
Minnesota....................................                1                274,837.09                   0.05
North Carolina...............................               22              7,030,231.44                   1.20
Ohio.........................................              884            328,957,452.43                  56.10
South Carolina...............................                6              2,247,775.96                   0.38
Tennessee....................................               51             19,158,655.89                   3.27
Texas........................................               25              7,432,309.41                   1.27
Virginia.....................................                3                936,292.50                   0.16
Wisconsin....................................                1                513,408.78                   0.09
                                                   ------------         -----------------         --------------
                         Total...............            1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============


         The greatest five-digit ZIP Code geographic concentration of the Mortgaged Properties, by Principal Balance as of the Cut-Off Date, was approximately 4.80% in the 45243 ZIP Code.


                              Loan Rates of the Mortgage Loans as of the Cut-Off Date


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
              Loan Rate (%)                           Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
  5.500 - 6.000...............................              33            $12,355,018.94                   2.11
  6.001 - 7.000...............................             784            287,144,790.81                  48.97
  7.001 - 8.000...............................             545            206,549,128.78                  35.23
  8.001 - 9.000...............................             181             70,987,446.03                  12.11
  9.001 - 9.875...............................              23              9,324,570.85                   1.59
                                                   ------------         -----------------         --------------
                         Total................           1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

         The weighted average Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 7.210%.



                   Maximum Loan Rates of the Mortgage Loans


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
          Maximum Loan Rate (%)                       Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 10.375 - 11.000..........................                  42            $14,434,022.75                   2.46
 11.001 - 12.000..........................                 602            219,142,790.32                  37.37
 12.001 - 13.000..........................                 644            239,613,144.39                  40.86
 13.001 - 14.000..........................                 239             97,003,968.25                  16.54
 14.001 - 14.875..........................                  39             16,167,029.70                   2.76
                                                   ------------         -----------------         --------------
                         Total............               1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

         The weighted average Maximum Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 12.382%.



                   Minimum Loan Rates of the Mortgage Loans


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
          Minimum Loan Rate (%)                       Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 0.350 - 1.000..............................                 1               $289,009.63                   0.05
 1.001 - 2.000..............................                 1                350,034.19                   0.06
 2.001 - 3.000..............................             1,497            556,633,695.83                  94.93
 3.001 - 4.000..............................                65             28,407,992.99                   4.84
 4.001 - 4.125..............................                 2                680,222.77                   0.12
                                                   ------------         -----------------         --------------
                         Total..............             1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

         The weighted average Minimum Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 2.801%.

                      Gross Margins of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
            Gross Margin (%)                          Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
 0.350 - 1.000..............................                 1               $289,009.63                   0.05
 1.001 - 2.000..............................                 1                350,034.19                   0.06
 2.001 - 3.000..............................             1,497            556,633,695.83                  94.93
 3.001 - 4.000..............................                65             28,407,992.99                   4.84
 4.001 - 4.125..............................                 2                680,222.77                   0.12
                                                   ------------         -----------------         --------------
                         Total..............             1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

         The weighted average Gross Margin of the Mortgage Loans as of the Cut-Off Date was approximately 2.801%.


                  Next Adjustment Dates of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
          Next Adjustment Date                        Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
01/01/01......................................               6             $2,047,973.28                   0.35
02/01/01......................................               5              1,833,839.26                   0.31
03/01/01......................................               8              2,245,666.55                   0.38
04/01/01......................................              16              5,406,272.56                   0.92
05/01/01......................................              18              6,480,141.53                   1.11
06/01/01......................................              17              5,768,022.15                   0.98
07/01/01......................................              11              3,886,114.26                   0.66
08/01/01......................................              18              7,030,047.82                   1.20
09/01/01......................................              14              4,450,094.74                   0.76
10/01/01......................................              10              3,796,950.56                   0.65
11/01/01......................................               9              3,449,587.80                   0.59
12/01/01......................................              11              4,052,459.15                   0.69
01/01/02......................................               9              3,243,253.17                   0.55
02/01/02......................................              13              6,310,736.83                   1.08
03/01/02......................................              14              4,384,739.90                   0.75
04/01/02......................................              20              7,720,770.28                   1.32
05/01/02......................................              18              6,117,864.37                   1.04
06/01/02......................................              16              6,035,099.56                   1.03
07/01/02......................................              34             12,131,081.64                   2.07
08/01/02......................................              36             14,159,003.43                   2.41
09/01/02......................................              38             14,438,226.91                   2.46
10/01/02......................................              45             14,260,161.79                   2.43
11/01/02......................................              46             16,537,445.04                   2.82
12/01/02......................................              33             13,250,547.82                   2.26
01/01/03......................................              26              9,516,881.58                   1.62
02/01/03......................................              18              6,528,067.45                   1.11
03/01/03......................................              35             13,735,429.10                   2.34
04/01/03......................................              27             11,388,605.79                   1.94
05/01/03......................................              19              9,653,594.56                   1.65
06/01/03......................................              40             18,244,226.27                   3.11
07/01/03......................................              40             14,194,676.19                   2.42
08/01/03......................................              22              7,736,347.29                   1.32
09/01/03......................................              17              6,591,151.00                   1.12
10/01/03......................................              10              3,039,909.08                   0.52


                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
    Next Adjustment Date (continued)                  Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
11/01/03......................................               8              2,493,118.63                   0.43
12/01/03......................................               9              3,391,912.38                   0.58
01/01/04......................................              24             10,036,445.33                   1.71
02/01/04......................................              14              6,408,510.92                   1.09
03/01/04......................................              28             10,266,722.77                   1.75
04/01/04......................................              39             14,787,613.33                   2.52
05/01/04......................................              38             15,600,207.14                   2.66
06/01/04......................................              45             16,175,058.13                   2.76
07/01/04......................................              51            $17,784,694.26                   3.03
08/01/04......................................              74             24,531,711.75                   4.18
09/01/04......................................              95             34,717,954.57                   5.92
10/01/04......................................              76             27,847,563.94                   4.75
11/01/04......................................              52             18,973,444.77                   3.24
12/01/04......................................              48             18,387,173.20                   3.14
01/01/05......................................              33             12,666,598.44                   2.16
02/01/05......................................              28              9,532,776.30                   1.63
03/01/05......................................              23              8,504,136.97                   1.45
04/01/05......................................              44             17,310,438.51                   2.95
05/01/05......................................              42             16,215,511.19                   2.77
06/01/05......................................              33             13,557,308.53                   2.31
07/01/05......................................              28             11,696,869.02                   1.99
08/01/05......................................              13              5,002,810.64                   0.85
10/01/05......................................               2                807,385.98                   0.14
                                                   ------------         -----------------         --------------
                         Total................           1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============



              Primary Borrower FICO Scores of the Mortgage Loans

                                                    Number of              Principal                  % of
                                                                            Balance
                                                    Mortgage             Outstanding as           Cut-Off Date
                                                                               of
               FICO Score                             Loans             the Cut-Off Date          Pool Balance
------------------------------------------         ------------         -----------------         --------------
N/A..........................................              121            $42,334,652.60                   7.22
401 - 450....................................                1                300,834.71                   0.05
451 - 500....................................                1                283,929.20                   0.05
501 - 550....................................                8              2,915,215.46                   0.50
551 - 600....................................               25             10,934,062.60                   1.86
601 - 650....................................              113             44,324,680.60                   7.56
651 - 700....................................              325            123,205,135.47                  21.01
701 - 750....................................              503            185,613,141.94                  31.66
751 - 800....................................              451            169,825,602.37                  28.96
Greater than 800.............................               18              6,623,700.46                   1.13
                                                   ------------         -----------------         --------------
                         Total...............            1,566           $586,360,955.41                 100.00
                                                   ============         =================         ==============

         The weighted average FICO score of the primary borrower of the Mortgage Loans as of the Cut-Off Date was approximately 718.



The Indices

         The Index for 1,220 of the Mortgage Loans representing approximately 77.58% of the Cut-Off Date Pool Balance is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("1-Year CMT").

         The Index for 132 of the Mortgage Loans representing approximately 8.90% of the Cut-Off Date Pool Balance is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of three years as published by the Federal Reserve Board in Statistical Release H.15(519) as most recently available as of a day specified in the related note ("3-Year CMT").

         The Index for 214 of the Mortgage Loans representing approximately 13.52% of the Cut-Off Date Pool Balance is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five years as published by the Federal Reserve Board in Statistical Release H.15(519) as most recently available as of a day specified in the related note ("5-Year CMT").

                                  The Seller

The Seller

         All of the Mortgage Loans have been originated by Fifth Third Mortgage Company (the "Seller") or its affiliates or purchased by the Seller in the secondary market in the ordinary course of business. The Seller is a direct, wholly-owned subsidiary of Fifth Third Bank ("Fifth Third").

Underwriting Standards

         The Mortgage Loans will be acquired by the Depositor from the Seller on the Closing Date. All of the Mortgage Loans were originated by the Seller or its affiliates, generally in accordance with Fifth Third's underwriting standards. The following is a brief description of Fifth Third's underwriting standards for full documentation loan programs. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of improvements. Certain of the appraisals may not meet the requirements of the Federal Home Loan Mortgage Corporation or Federal National Mortgage Association.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

         Fifth Third's underwriting standards may be varied in appropriate cases, specifically in "reduced documentation" mortgage loan programs. Certain reduced loan documentation programs, for example, do not require income, employment or asset verifications. Generally, in order to be eligible for a reduced loan documentation program, the mortgaged property must have a Loan-to-Value Ratio which supports the amount of the mortgage loan and the borrower must have a good credit history. In addition, Fifth Third has developed an underwriting guideline program (the "Flex 53 Program") that examines individual risk factors of borrowers and/or properties that might not satisfy standard underwriting guidelines. Fifth Third utilizes risk-based pricing to address positive and negative underwriting factors. The Flex 53 Program is offered for the purchase or refinance of a single family primary home, vacation home or investment property and enables potential homeowners with non-traditional income, higher debt-to-income ratios or other factors to qualify for a mortgage loan. Of the Mortgage Loans, 22.42% were underwritten pursuant to the Flex 53 Program.

         The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Fifth Third's underwriting standards applicable to all states require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value will support the loan balance in the future.



                      The Standby Purchaser and Servicer

         Fifth Third Bank is an Ohio chartered banking corporation with its principal office in Cincinnati, Ohio. Fifth Third Bank is headquartered in Cincinnati, Ohio, and, together with its affiliate banks, conducts an extensive range of consumer, corporate, and trust banking activities through approximately 639 offices throughout the States of Ohio, Kentucky, Michigan, Illinois, Indiana, Florida and Arizona. Fifth Third is the result of mergers and acquisitions over the years involving thirty financial institutions, the oldest of which was founded June 17, 1858, and is the principal subsidiary of Fifth Third Bancorp, an Ohio corporation organized in 1974 and registered in 1975 as a bank holding company under the Bank Holding Company Act of 1956.

         The Fifth Third Bancorp's banking subsidiaries engage in retail financial services, commercial banking, trust and investment management services, residential real estate loan financing, mutual fund activities, equipment leasing, insurance products, and various securities-related activities. As of September 30, 2000, Fifth Third was the 20th largest commercial bank in the United States based on assets of approximately $44.4 billion. Total deposits were approximately $25.5 billion. Fifth Third's principal office is located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 and its telephone number is (513) 579-5300.

         Fifth Third is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material is also available on the Commission's Internet site on the World Wide Web located at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.



                          Servicing of Mortgage Loans

General

         Under the Pooling and Servicing Agreement, Fifth Third Bank will act as servicer (in such capacity, the "Servicer"). The Servicer will be responsible for servicing the Mortgage Loans under the terms of the Pooling and Servicing Agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those Mortgage Loans serviced by it for itself or others.

         The Servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans and, to the extent those procedures are consistent with the Pooling and Servicing Agreement, will follow collection procedures as are followed for mortgage loans comparable to the Mortgage Loans in the trust in the local areas where each mortgaged property is located.

         Under the Pooling and Servicing Agreement, the Servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if it alone were servicing the Mortgage Loans.

         Residential Mortgage Loan Servicing Activities of Fifth Third. The residential and certain commercial mortgage loans originated by Fifth Third and its affiliates, or by other originators (such mortgage loans obtained by Fifth Third through acquisitions of other financial institutions), including the Mortgage Loans, are serviced currently at its servicing facility located in Cincinnati, Ohio (the "Cincinnati Center"). On September 30, 2000, Fifth Third was servicing 208,381 mortgage loans at the Cincinnati Center, with an aggregate principal balance of approximately $16.914 billion.

         The Cincinnati Center is responsible for receiving loan payments, reporting to investors, maintaining hazard insurance or a single interest policy, monitoring payment of taxes, assessments and (when applicable) private mortgage insurance, and for all mortgage accounting and record keeping. The Servicer will initially serve as custodian on behalf of the Trustee for the mortgage files related to the Mortgage Loans as provided in the Pooling and Servicing Agreement. The Cincinnati Center also maintains a department responsible for collection efforts on delinquent residential and commercial mortgage loans, a department to process all foreclosures thereon and a department to manage and dispose of other real estate owned.

         Because of the Cincinnati Center's role in servicing loans for governmental and quasi-governmental agencies of the U.S. Government, the servicing department is examined regularly by Fifth Third's internal auditors and periodically by Fannie Mae, Freddie Mac, the Federal Reserve Bank of Cleveland and the Ohio Division of Banks. Certain financial records of Fifth Third relating to its mortgage servicing activities are reviewed annually by Fifth Third Bancorp's independent public accountants.

         Residential Mortgage Loan Portfolio of Fifth Third. Fifth Third's residential mortgage loan portfolio consists predominately of long-term conventional loans made to owner-occupants and secured by first liens on residential one-to four-family real property. Conventional loans are loans which are not insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. On September 30, 2000, the residential mortgage loan portfolio held by Fifth Third for its own account and serviced at the Cincinnati Center was approximately $5.318 billion.

         In recent years, Fifth Third has sold a portion of the mortgage loans it has originated to participants in the secondary mortgage markets, including quasi-governmental agencies such as Fannie Mae and Freddie Mac. Fifth Third has retained servicing obligations in substantially all sales transactions. However, from time to time, it may sell individual or pools of mortgage loans on a servicing-released basis. On September 30, 2000, Fifth Third was servicing approximately $11.596 billion of mortgage loans it had originated and sold in the secondary mortgage markets.

Servicer's Delinquency and Foreclosure Experience

         The information set forth in this section has been provided by the Servicer and none of the Seller, the Depositor or the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the total portfolio of residential mortgage loans serviced by the Servicer, as of the dates indicated. The Servicer's total portfolio of mortgage loans serviced by it may differ significantly from the Mortgage Loans in the Trust in terms of interest rates, principal balances, geographic distribution, Loan-to-Value Ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend upon, among other things, the value of the real estate securing those Mortgage Loans and the ability of borrowers to make required payments.


                    Delinquency and Foreclosure Experience

         There can be no assurance that the information set forth in the following table will be representative of future delinquency experience.



                         At December 31, 1997               At December 31, 1998              At September 30, 1999
                         --------------------               --------------------              ---------------------

                                         By                                  By                                      By
    Period of       By No.           Dollar Amount       By No.         Dollar Amount            By No.         Dollar Amount
   Delinquency     of Loans            of Loans         of Loans          of Loans              of Loans          of Loans
---------------    --------    ---------------------    --------   ------------------------     --------   ----------------------
30-89 days.......   2,757       $128,696,368   2.10%     5,877        $414,977,196    2.84%      5,273        $365,734,949  2.33%
90 + days........   1,595         76,782,822   1.25%     1,451         101,297,011    0.69%      1,530         106,822,160  0.68%
Non-Accrual......     114          3,241,822   0.05%       201          11,038,123    0.08%        198          10,703,034  0.07%
                   --------   --------------   -----     -----     ---------------    -----      -----     ---------------  -----
Total ...........   4,466       $208,721,012   3.40%     7,529        $527,312,330    3.61%      7,001        $483,260,143  3.08%
                   ========   ==============   =====     =====     ===============    =====      =====     ===============  =====
Total Loans......             $6,131,463,129                       $14,602,127,933                         $15,673,418,888



                                                At September 30                       At September 30
                                                     1999                                   2000
                                   ------------------------------------     ------------------------------------
                                                       By Dollar Amount                         By Dollar Amount
      Bank's Portfolio             By No. of Loans         of Loans         By No. of Loans          of Loans
-----------------------            ---------------     ----------------     ---------------    -----------------
Total Portfolio                        43,582           $4,823,047,184           54,407         $5,318,394,035

Period of Delinquency
  30-59 days                            1,671              117,340,341            2,971            198,534,556
  60-89 days                              302               23,270,527              591             36,510,412
  90+ days                                462               50,553,644              873             51,224,633
                                   ----------------    ----------------     ---------------     -----------------
Total Delinquencies(1)                  2,435             $191,164,512            4,435           $286,269,602
                                   ================    ================     ===============     =================

----------------
(1) Includes foreclosures, bankruptcies and real estate owned.



                                                At September 30                       At September 30
                                                     1999                                   2000
                                   ------------------------------------     ------------------------------------
                                                       By Dollar Amount                         By Dollar Amount
Serviced for Others Portfolio      By No. of Loans         of Loans         By No. of Loans         of Loans
-----------------------------      ---------------     ----------------     ---------------     -----------------
Total Portfolio                         144,922        $10,850,371,706        153,974           $11,596,351,001

Period of Delinquency
  30-59 days                              2,867            194,323,567          2,925               179,834,904
  60-89 days                                433             31,030,436            408                26,731,879
  90+ days                                  948             66,364,351            597                36,474,916
                                   ----------------    ----------------     ---------------     -----------------
Total Delinquencies(1)                    4,248           $291,718,354          3,930              $243,041,699
                                   ================    ================     ===============     =================


----------------
(1) Includes foreclosures, bankruptcies and real estate owned.

         While the above delinquency experience is typical of the Servicer's recent experience, there can be no assurance that experience on the Mortgage Loans will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. The statistical data in the table is based on all of the loans in the Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in the Servicer's servicing portfolio.



                      The Pooling and Servicing Agreement

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Seller, the Servicer, and the Trustee. The Trust created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, including the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds thereof,
(iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (v) the rights of the Trustee to enforce the representations and warranties made by the Seller with respect to the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement.

Assignment of the Mortgage Loans

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each of the Mortgage Loans, together with the related mortgage notes, including all scheduled payments with respect to each Mortgage Loan due after the Cut-Off Date. Within 60 days following the Closing Date, the Seller will deliver to the Trustee the mortgage and other related documents (collectively, the "Related Documents") of each Mortgage Loan. The Trustee, concurrently with the transfer of the mortgage notes, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule prepared by the Seller (the "Mortgage Loan Schedule") and delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-Off Date, its Loan Rate and certain additional information.

         The Pooling and Servicing Agreement will require that, prior to the Closing Date, the Seller deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes evidencing the Mortgage Loans endorsed to the Trustee on behalf of the Certificateholders. In lieu of delivery of an original Mortgage, if an original is not available or lost, the Seller may deliver or cause to be delivered a true and complete copy of the original.

         Within 90 days of the Closing Date, the Trustee or its agent of the Related Documents, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement. If any Mortgage Loan or Related Document is found to be defective in any material respect and the defect is not cured within 120 days following notification to the Seller by the Trustee (or a custodian, as the Trustee's agent for such purpose), the Seller will be obligated to either

o substitute for the defective Mortgage Loan an Eligible Substitute Mortgage Loan (provided that a substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code), or

o repurchase the defective Mortgage Loan at a price (the "Purchase Price") generally equal to its outstanding Principal Balance as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer.

                  The Purchase Price will be deposited in the Collection Account on or prior to the next Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy regarding any defect in that Mortgage Loan and the Related Documents available to the Trustee or the Certificateholders.

                  In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the related Collection Account, on or prior to the next Determination Date after such obligation arises, an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related defective Mortgage Loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

                  An "Eligible Substitute Mortgage Loan" is a Mortgage Loan substituted by the Seller for a defective Mortgage Loan which must, on the date of the substitution:

o have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a single defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs;

o have a Maximum Loan Rate, a Minimum Loan Rate and a Gross Margin not less than those of the defective Mortgage Loan and have the same Index as the defective Mortgage Loan;

o        have the same Due Date as the defective Mortgage Loan;

o have a remaining term to maturity not more than one year earlier and not greater than the remaining term to maturity of the defective Mortgage Loan;

o comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution);

o have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loan being replaced;

o be of the same or better credit quality as the Mortgage Loan being replaced;

o        be current as of the date of substitution; and

o satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished by it to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance as of the Cut-Off Date and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things, (i) at the time of transfer, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 120 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 120-day period, the Seller will be obligated to (i) substitute for the defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) repurchase the defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of defective Mortgage Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

Payments on Mortgage Loans; Deposits to Collection Accounts and Distribution Account

         The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined below). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit these amounts in the Collection Account. Amounts deposited in the Collection Account may be invested in Permitted Investments (as set forth in the Pooling and Servicing Agreement) maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the Distribution Account.

         The Trustee will establish and maintain an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account may, at the option of the Trustee and for its own account, be invested in Permitted Investments maturing on or before the business day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or one of its affiliates, in which case the Permitted Investments may mature on the related Distribution Date.

         The "Servicer Remittance Date" with respect to any Distribution Date is the day prior to such Distribution Date or, if such day is not a business day, the first business day prior to such day. The first Servicer Remittance Date will be January 17, 2001.

         An "Eligible Account" is a segregated account that is

o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated "A-1" or its equivalent by each of S&P and Moody's, at the time any amounts are held on deposit therein,

o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to the Rating Agencies, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained,

o a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or

o otherwise acceptable to the Rating Agencies without reduction or withdrawal of its then current ratings of the Offered Certificates as evidenced by a letter from each Rating Agency to the Trustee.

         Permitted Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then current ratings of the Offered Certificates.

Advances

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced not later than the Servicer Remittance Date its own funds, or funds in the Collection Account that are not included in the Available Funds for the related Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the related Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "Advance").

         The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer is obligated to make Advances on each Mortgage Loan unless, in the Servicer's reasonable judgment, such Advances are deemed to be non-recoverable from related late collections, insurance proceeds or liquidation proceeds. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all related liquidation proceeds.

         Any Advance made by the Servicer will be reimbursable to the Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the Servicer to be non-recoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to payments on the Certificates. In the event that the Servicer fails in its obligation to make an Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make the Advance to the extent required in the Pooling and Servicing Agreement.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgages. Each such expenditure will constitute a "Servicing Advance". The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement, and is entitled to reimbursement for them as provided in the Pooling and Servicing Agreement.

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related borrower (the "Mortgagor") or otherwise relating to the Mortgage Loan in respect of which the unreimbursed amounts are owed, unless the amounts are deemed to be non-recoverable by the Servicer, in which event the Servicer will be reimbursed from general funds in the Collection Account.

Servicing Fees and Other Compensation and Payment of Expenses

         The Expense Fees are payable out of the interest payments on each Mortgage Loan. The Expense Fees accrue at a per annum rate (each, an "Expense Fee Rate") calculated on the Principal Balance of the related Mortgage Loan. The "Expense Fees" consist of (i) the servicing compensation (each a "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Certificates at the rate of 0.25% per annum (the "Servicing Fee Rate") calculated on the Principal Balance of each Mortgage Loan and (ii) compensation payable to the Trustee at the rate of 0.0025% per annum (the "Trustee Fee Rate") calculated on the Principal Balance of each Mortgage Loan. The amount of the Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans". As additional servicing compensation, the Servicer is entitled to retain all Servicer-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees, to the extent collected from Mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts.

         The "Determination Date" with respect to any Distribution Date will be the fifth business day prior to such Distribution Date.

Adjustments to Servicing Fees in Connection with Prepaid Mortgage Loans

         When a Mortgagor makes a full or partial prepayment of a Mortgage Loan between Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment. Principal prepayments by Mortgagors received by the Servicer in a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans will result (a "Prepayment Interest Shortfall"). Pursuant to the Pooling and Servicing Agreement, the related Servicing Fee payable to the Servicer for any month will be reduced by an amount ("Compensating Interest") equal to the lesser of (i) the Prepayment Interest Shortfall for such month and (ii) an amount equal to 0.25% per annum on the Principal Balance of the Mortgage Loans (the "Compensating Interest Cap"), so as to pass through to Certificateholders the full amount of interest to which they otherwise would be entitled, in the absence of such a prepayment, for each prepaid Mortgage Loan on the related Distribution Date. If the Prepayment Interest Shortfall exceeds the Compensating Interest Cap for the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of the excess. See "Description of the Certificates--Interest."

The Trustee

         The Chase Manhattan Bank, a New York banking corporation, will act as Trustee (the "Trustee") under the Pooling and Servicing Agreement. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees, if necessary, to comply with requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform some acts, singly upon the applicable co-trustee or separate trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the Depositor will be obligated to appoint a successor trustee. However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Trustee's Corporate Trust Office is located at 450 West 33rd Street, 14th Floor, New York, NY 10001, Attn: Capital Markets Fiduciary Services Fifth Third Mortgage Loan Trust, 2000-FTB1. Offered Certificates may be surrendered at the Corporate Trust Office or at any other address as the Trustee may designate from time to time. The Seller, the Depositor, the Servicer and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

Voting Rights

         With respect to any date of determination, 1% of the voting rights will be allocated to the Class X Certificates, and the remainder of the voting rights will be allocated to each of the other Classes of Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes then outstanding; provided, however, that the Class A-R Certificate and the Subordinate Certificates will not be entitled to any voting rights for so long as any Class A-1 or Class A-2 Certificates remain outstanding; and, provided further, that when none of the Certificates, other than the Class A-R Certificate, are outstanding, 100% of the voting rights will be allocated to the Holder of the Class A-R Certificate. The voting rights allocated to a Class of Certificates will be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance of each Certificate of such Class and the denominator of which is the Certificate Principal Balance of such Class; provided, however, that any Certificate registered in the name of the Seller, the Servicer, the Depositor or the Trustee or any of their respective affiliates will not be included in the calculation of Voting Rights.

Amendment

         The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, the Seller and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the prospectus. A proposed amendment shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if, among other things, the Rating Agencies deliver written confirmation that such amendment will not result in the reduction or withdrawal of their ratings of any outstanding Class of Offered Certificates. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, the Seller and the Trustee, with the consent of holders of a majority in interest of each Class of Offered Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Offered Certificates; provided, however, that no such amendment may

o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of all the affected Certificates;

o adversely affect in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 662/3%; or

o reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

Termination

         The Servicer will have the right to repurchase all of the Mortgage Loans and REO Properties, and thereby effect the early retirement of the Certificates, on any Distribution Date on which the Pool Balance is equal to or less than 10% of the Cut-Off Date Pool Balance (the "Optional Termination Date"). In the event that the option is exercised, the repurchase will be made at a price (the "Termination Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate up to but not including the first day of the month in which the Termination Price is paid plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer, if any, and any amounts owing to the Trustee. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any repurchase of the Mortgage Loans and REO Properties in accordance with this paragraph will result in the early retirement of any outstanding Certificates.

Optional Purchase of Defaulted Loans

         As to any Mortgage Loan which is Delinquent in payment by 90 days or more, the Servicer may, at its option, purchase that Mortgage Loan from the Trust at its Purchase Price.

Put Option and Optional Call

         During the five business day period ending at the close of business on the Distribution Date in August 2002, (the "Put Option Period"), each holder of a Class A-1 or Class A-2 Certificate will have the option to require Fifth Third Bank (the "Standby Purchaser") to purchase all or part of such Certificateholder's Certificates (the "Put Option"). If the Put Option is exercised with respect to more than 90% of the aggregate outstanding Certificate Principal Balance of the Class A-1 and Class A-2 Certificates, the Standby Purchaser will have the option to purchase on the same terms, as described below, all of the outstanding Class A-1 and Class A-2 Certificates, including Class A-1 and Class A-2 Certificates with respect to which the applicable Certificateholders have not exercised the Put Option (the "Optional Call"). The purchase price for any Class A-1 or Class A-2 Certificate for which the related Certificateholder has exercised the Put Option or the Standby Purchaser has exercised the Optional Call will be the sum of (A) the outstanding Certificate Principal Balance of such Certificate on the Distribution Date in September 2002 (the "Put and Call Date"), after giving effect to distributions otherwise made on such date, plus (B) accrued and unpaid interest on the outstanding Certificate Principal Balance of such Certificate immediately prior to the Put and Call Date at the applicable Pass-Through Rate. If the Standby Purchaser should be unable to pay the purchase price or otherwise default on its obligation to purchase the applicable Certificates upon the exercise of the Put Option, holders of the Class A-1 or Class A-2 Certificates may be unable to sell their Certificates to the Standby Purchaser.

         Certificateholders will be required to give written notice to the Trustee of their intention to exercise the Put Option during the Put Option Period. Notice of exercise of the Put Option delivered to the Trustee by a Certificateholder will be irrevocable. Any exercise by a Certificateholder of its Put Option shall be void and without effect unless, at all times during the period beginning on the date of such exercise to and including the Put and Call Date, such Certificateholder is the beneficial owner of the related Class A-1 or Class A-2 Certificate, as applicable.

         Receipt by the Trustee of notices from Certificateholders holding more than 90% of the aggregate outstanding Certificate Principal Balance of the Class A-1 and Class A-2 Certificates will permit the Standby Purchaser to exercise the Optional Call. If the Standby Purchaser intends to exercise the Optional Call, the Standby Purchaser will cause the Trustee to provide notice to the Certificateholders of the Class A-1 and Class A-2 Certificates at least ten days prior to the Distribution Date in September 2002.

Events of Servicing Termination

         An "Event of Servicing Termination" will consist of, among other things:

o any failure by the Servicer to make an Advance and any other failure by the Servicer to deposit in the Collection Account or the Distribution Account the required amounts or to remit to the Trustee any payment which continues unremedied for one business day following written notice to the Servicer;

o any failure by the Servicer to make a Servicing Advance or to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the first date on which (x) the Servicer has actual knowledge of the failure or (y) written notice of the failure is given to the Servicer; or

o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

Resignation of Servicer

         The Pooling and Servicing Agreement prohibits the resignation of the Servicer thereunder, except upon (a) appointment of a successor Servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor Servicer has assumed such servicing obligations in the manner provided in the Pooling and Servicing Agreement.

Rights upon Event of Servicing Termination

         So long as an Event of Servicing Termination under the Pooling and Servicing Agreement remains unremedied, the Trustee or the holders of Offered Certificates evidencing not less than 51% of the Voting Rights may terminate all of the rights and obligations of the Servicer in its capacity as servicer of the Mortgage Loans, as provided in the Pooling and Servicing Agreement. Upon such a termination, the Trustee will succeed or appoint a successor to succeed to all of the responsibilities and duties of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. There generally will be a period of transition, not to exceed 90 days, for the transfer of actual servicing of the Mortgage Loans to the Trustee or any successor Servicer appointed by the Trustee. In connection with the termination of the Servicer, the Trustee will be entitled to be reimbursed by the Trust Fund (in the event that the Servicer does not timely reimburse the Trustee) for all of the reasonable costs associated with the termination of the Servicer, appointment of any successor Servicer and the transfer of servicing to a successor Servicer, including without limitation all reasonable costs or expenses associated with the completion, correction or manipulation of servicing data as may be required to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor Servicer to service the Mortgage Loans properly and effectively. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the loss and delinquency experience of the Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of its status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights so agree and have offered indemnity reasonably acceptable to the Trustee.

                        Description of the Certificates

General

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus supplement by reference.

         Fifth Third Bank Mortgage Loan Trust 2000-FTB1 will issue the Class A-1, Class A-2, Class X and Class A-R Certificates (together, the "Senior Certificates"" or the "Offered Certificates"), and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (together, the "Subordinate Certificates"). The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus supplement as the "Certificates." Only the Offered Certificates are offered by this prospectus supplement and the accompanying prospectus.

         The Classes of Offered Certificates (other than the Class X Certificates) will have the approximate initial Certificate Principal Balances set forth on the cover page. However, the Certificate Principal Balances may vary in the aggregate by 10%.

         The Classes of Offered Certificates will have the Pass-Through Rates described in this prospectus supplement under "--Interest" below.

         The Class X Certificates will not have a Certificate Principal Balance and will be entitled only to interest accrued on the Certificate Notional Balance. The "Certificate Notional Balance" will be equal to the sum of the Class A-1 and Class A-2 Certificate Principal Balances from time to time; provided, however, that the Certificate Notional Balance will be equal to $0 following the Distribution Date in September 2002. The "Initial Certificate Notional Balance" will be $557,042,000 (plus or minus 10% in the aggregate). On each Distribution Date up to and including the Distribution Date in September 2002, interest distributable to holders of the Class X Certificates will accrue during the related Interest Accrual Period. No interest will be distributed to holders of the Class X Certificates after the Distribution Date in September 2002.

         The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The approximate initial Certificate Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be as follows:

                           Class B-1                    $11,727,000
                           Class B-2                     $4,397,000
                           Class B-3                     $4,397,000
                           Class B-4                     $4,397,000
                           Class B-5                     $2,052,000
                           Class B-6                     $2,348,855

         The Class A-1 and Class A-2 Certificates will be issued in book-entry form as described below. The Class A-1 and Class A-2 Certificates will be issued in minimum dollar denominations (or, in the case of the Class X Certificates, notional balances) of $25,000 and integral multiples of $1 in excess thereof. The assumed final maturity date (each, an "Assumed Final Distribution Date") for each of the Class A-1, Class A-2, Class X and Class A-R Certificates is the Distribution Date in October 2030. The Assumed Final Distribution Date is the Distribution Date in the second month following the month of the latest scheduled maturity date of any Mortgage Loan as of the Cut-Off Date.

         Distributions on the Offered Certificates will be made by the Trustee on the 18th day of each calendar month or, if the 18th day is not a business day, the first business day after the 18th day, commencing in January 2001 (each, a "Distribution Date"), to the persons in whose names the Offered Certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date with respect to the Offered Certificates is the last business day of the month immediately preceding the month in which such Distribution Date occurs.

Book-Entry Certificates

         The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates ("Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems (each, a "Participant"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Certificate will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations ("DTC's Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, DTC's Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under DTC's Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons", "--Information Reporting and Backup Withholding" and "New Withholding Regulations" in the prospectus.

         Transfers between Participants will occur in accordance with DTC's rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream Banking, societe anonyme (formerly Cedelbank, "Clearstream, Luxembourg"), 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream, Luxembourg is owned by banks, securities dealers and financial institutions, and currently has about 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg's stock.

         Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream, Luxembourg currently accepts over 70,000 securities issues on its books.

         Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Non-U.S. Persons", "--Backup Withholding" and "--New Withholding Regulations" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC's Rules, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will use all reasonable efforts to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Seller, the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Certificates in the form of Book-Entry Certificates, and the Trustee will have no liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the Pooling and Servicing Agreement.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Priority of Distributions of the Certificates

         As more fully described in this prospectus supplement, on each Distribution Date distribution of Available Funds will be made in the following order of priority:

         (i) to interest on the Classes of Senior Certificates, on a pro rata basis;

         (ii) to principal of the Class A-R Certificate;

        (iii) to principal of the Class A-1 and Class A-2 Certificates, sequentially, calculated as described in this prospectus supplement under "--Principal";

         (iv) to interest on and then principal of each Class of Subordinate Certificates, subject to certain limitations described in this prospectus supplement under "--Principal"; and

         (v)  to the Class A-R Certificate.

         The "Available Funds" for any Distribution Date will be equal to

         (A)  the sum of the following with respect to the Mortgage Loans:

              o all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof;

              o all proceeds of any insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any (such net amount, "Net Liquidation Proceeds"));

              o amount of Compensating Interest received from the Servicer for such Distribution Date;

              o all partial or full prepayments of the Mortgage Loans received during the month preceding the month of such Distribution Date; and

              o amounts received with respect to such Distribution Date as the Substitution Adjustment or Purchase Price in respect of a defective Mortgage Loan repurchased by the Seller or the Servicer as of such Distribution Date;

     reduced by

         (B) amounts in reimbursement for Advances previously made and other amounts as to which the Servicer or the Trustee is entitled to be reimbursed pursuant to the Pooling and Servicing Agreement.

Interest

         The Classes of Offered Certificates will have the respective pass-through rates described below.

         On each Distribution Date, to the extent of funds available therefor, each Class of Offered Certificates will be entitled to receive an amount allocable to interest for the related Interest Accrual Period. This interest distributable amount for any such Class will be equal to the sum of (i) interest at the applicable pass-through rate on the related Certificate Principal Balance or Certificate Notional Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). Notwithstanding the foregoing, the Class X Certificates will not be entitled to receive any interest after the Distribution Date in September 2002.

         The "Interest Accrual Period" for each Distribution Date will be, for all Offered Certificates, the calendar month preceding the month of such Distribution Date, determined on the basis of an assumed 360-day year consisting of twelve 30-day months.

         The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfall experienced by the Mortgage Loans. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to

         o    any Net Prepayment Interest Shortfalls for that Distribution
              Date and

         o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses.

         Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Senior Certificates and all Classes of the Subordinate Certificates, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus. With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the Mortgage Loans during the calendar month preceding the month of the Distribution Date exceeds the Compensating Interest payable on the Distribution Date by the Servicer as described under "The Pooling and Servicing Agreement--Adjustments to Servicing Fees in Connection with Prepaid Mortgage Loans".

         If on a particular Distribution Date, Available Funds applied in the order described above under "--Priority of Distributions of the Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed pro rata on each Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each Class of Certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Pass-Through Rates

         The "Pass-Through Rate" for the Class A-1 and Class A-2 Certificates for any Distribution Date up to and including the Distribution Date in September 2002 will equal the lesser of 6.75% in the case of the Class A-1 Certificates and 6.50% in the case of the Class A-2 Certificates and the Net WAC. On each Distribution Date thereafter, the Pass-Through Rate for the Class A-1 and Class A-2 Certificates will equal the Net WAC.

         The "Pass-Through Rate" for the Class A-R Certificate on any Distribution Date will equal the Net WAC.

         The "Pass-Through Rate" for the Class X Certificates for any Distribution Date up to and including the Distribution Date in September 2002 will equal the positive difference, if any, between the Net WAC and the weighted average of the Pass-Through Rates for the Class A-1 and Class A-2 Certificates for such Distribution Date, weighted on the basis of their respective Certificate Principal Balances as of such date (before giving effect to distributions in reduction thereof on such date). No interest will be distributed on the Class X Certificates following the Distribution Date in September 2002.

         "Net WAC" for the Mortgage Loans for any Distribution Date will be equal to the weighted average of the difference between (x) the Loan Rates of the Mortgage Loans as of the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and (y) the Expense Fee Rates, weighted on the basis of the related Principal Balances as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date).

Principal

         General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates (other than the Class X Certificates) and Subordinate Certificates.

         Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount with respect to each Class of Certificates (other than the Class X Certificates) will be applied as principal.

         The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of:

         (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Servicer in the related Due Period;

         (ii) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited in the Collection Account during the related Prepayment Period;

        (iii) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the related Prepayment Period;

         (iv) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans that are not yet Liquidated Mortgage Loans;

         (v) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans; and

         (vi) the principal portion of all partial and full principal prepayments of the Mortgage Loans received during the related Prepayment Period.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount, will be distributed as principal of, firstly, (i) the Class A-R Certificate and then (ii) the Class A-1 and Class A-2 Certificates, sequentially, until their respective Certificate Principal Balances are reduced to zero.

         The "Certificate Principal Balance" of any Class of Offered Certificates, other than the Class X Certificates, on any Distribution Date will be equal to its Certificate Principal Balance on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of (i) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates and (ii) all Realized Losses applied in reduction of principal of that Class on all prior Distribution Dates.

         A "Due Period" for any Distribution Date is the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

         The "Prepayment Period" for any Distribution Date means the calendar month preceding the month in which that Distribution Date occurs.

         The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of:

         (i) the Senior Percentage of all amounts described in clauses (i) through (iv) of the definition of "Principal Distribution Amount" for that Distribution Date;

         (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan prior to the related Determination Date, the lesser of

              (a) the Senior Percentage of the Stated Principal Balance of that Mortgage Loan and either

              (b) the Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received on that Mortgage Loan; or

              (c) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable amount of the Net Liquidation Proceeds allocable to principal received on that Mortgage Loan; and

        (iii) the Senior Prepayment Percentage of the amounts described in clause (vi) of the definition "Principal Distribution Amount" for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of the Bankruptcy Loss.

         "Stated Principal Balance" means, for any Mortgage Loan and Due Date, the unpaid Principal Balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Net Liquidation Proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related mortgagor. The "Aggregate Stated Principal Balance" with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

         Except as described below, the "Senior Percentage" for any Distribution Date occurring before January 2011 will equal 100%. The Senior Percentage for any Distribution Date occurring (i) before January 2011 but in or after December 2003 on which the Two Times Test is satisfied, or (ii) in or after January 2011, is the Pro Rata Senior Percentage. If the Two Times Test is satisfied prior to the Distribution Date in December 2003, the Senior Percentage will be the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage; thereafter, the Senior Percentage will be determined pursuant to the preceding sentence.

         The "Pro Rata Senior Percentage" is the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of all Classes of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         The "Subordinate Percentage" for any Distribution Date will be the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Senior Prepayment Percentage" for any Distribution Date occurring before January 2011 will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. The "Subordinate Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

         The Senior Prepayment Percentage of a Class of Senior Certificates (other than the Class X Certificates) for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for the Distribution Date;

o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for the Distribution Date;

o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for the Distribution Date;

o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for the Distribution Date; and

o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date unless on any Distribution Date the Senior Percentage exceeds the initial Pro Rata Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied with respect to the Mortgage Loans:

         first, the outstanding Principal Balance of all Mortgage Loans delinquent 60 days or more, including Mortgage Loans in respect of REO Properties (averaged over the preceding six month period), as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates, does not equal or exceed 50%, and second cumulative Realized Losses on the Mortgage Loans do not exceed

                  o for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balances of the Subordinate Certificates as of the Closing Date (the "Original Subordinate Certificate Principal Balance"),

                  o for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinate Certificate Principal Balance,

                  o for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinate Certificate Principal Balance,

                  o for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinate Certificate Principal Balance, and

                  o for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinate Certificate Principal Balance.

         Notwithstanding the preceding paragraphs, if on any Distribution Date

         (a) the Aggregate Subordinated Percentage is at least two times the Aggregate Subordinated Percentage as of the Closing Date,

         (b)    the delinquency test set forth above is satisfied, and

         (c) cumulative Realized Losses do not exceed 30% of the Original Subordinate Certificate Principal Balance (collectively, the "Two Times Test"),

the Senior Prepayment Percentage will equal the related Senior Percentage.

         For any Distribution Date, the "Aggregate Subordinated Percentage" is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Certificate Principal Balance of the Class or Classes below zero, the distribution to the Classes of Certificates of the Senior Prepayment Percentage and Senior Percentage of those amounts for the Distribution Date will be limited to the percentages necessary to reduce the related Certificate Principal Balance(s) to zero.

         Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each Class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Certificate Principal Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class, as described above under "--Priority of Distributions Among Certificates". Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

         With respect to each Class of Subordinate Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinate Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Percentage") is less than the Applicable Credit Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Percentage"), no distribution of principal prepayments will be made to any such Classes (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such principal prepayments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Certificate Principal Balances, and distributed in the order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Subordinate Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Certificate Principal Balance of the Class of Subordinate Certificates immediately before the Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         The approximate Original Applicable Credit Percentages for the Subordinate Certificates on the date of issuance of the certificates are expected to be as follows:

                           Class B-1 5.00%
                           Class B-2 3.00%
                           Class B-3 2.25%
                           Class B-4 1.50%
                           Class B-5 0.75%
                           Class B-6 0.40%

         The "Subordinate Principal Distribution Amount" for any Distribution Date will equal the sum of:

         o the Subordinate Percentage of all amounts described in clauses (i) through (iv) of the definition of "Principal Distribution Amount" for the Distribution Date,

         o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, that portion of the Net Liquidation Proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause
               (ii) of the definition of "Senior Principal Distribution Amount" up to the Subordinate Percentage of the Stated Principal Balance of the Mortgage Loan, and

         o the Subordinate Prepayment Percentage of the applicable amounts described in clause (vi) of the definition of "Principal Distribution Amount" for the Distribution Date.

Allocation of Losses

         On each Distribution Date, all Realized Losses, other than Excess Losses, with respect to the Mortgage Loans will be allocated first to the Classes of Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Certificate Principal Balances of the respective Classes of Subordinate Certificates have been reduced to zero, and then to the Classes of Senior Certificates other than the Class X Certificates (pro rata, until their respective Certificate Principal Balances have been reduced to zero). If on any Distribution Date, the aggregate of the Certificate Principal Balances of all Classes of Certificates following all distributions and the allocation of Realized Losses on such Distribution Date exceeds the Pool Balance as of the Due Date occurring in the month of such Distribution Date, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         On each Distribution Date, the Excess Losses will be allocated pro rata among all Classes of Certificates other than the Class X Certificates, based upon their respective Certificate Principal Balances, immediately prior to such Distribution Date.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid Principal Balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the Principal Balance of the related Mortgage Loan.

         "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

         "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies".

Subordination of the Subordinate Certificates

         The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinate Certificates to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses, other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinate Certificates then outstanding with the highest numerical Class designation.

         The Subordinate Certificates will provide limited protection to the Classes of certificates of higher relative priority against

         o Special Hazard Losses in an initial amount expected to be up to approximately $5,853,610 (the "Special Hazard Loss Coverage Amount"),

         o Bankruptcy Losses in an initial amount expected to be up to approximately $450,000 (the "Bankruptcy Loss Coverage Amount") and

         o Fraud Losses in an initial amount expected to be up to approximately $11,727,219 (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

         o the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date, or

         o     the greater of

                  o 1% of the aggregate of the Principal Balances of the Mortgage Loans and

                  o   twice the Principal Balance of the largest Mortgage Loan.

         All Principal Balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows:

         o on the first and second anniversaries of the Cut-Off Date, to an amount equal to the lesser of (a) 2.00% of the then current Pool Balance and (b) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date (or, in the case of the first anniversary, as of the Cut-Off Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-Off Date, as the case may be,

         o on the third, fourth and fifth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (a) 1.00% of the then current Pool Balance and (b) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-Off Date, as the case may be, and

         o     on the sixth anniversary of the Cut-Off Date, to zero.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

         The amount of coverage provided by each Class of Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of a Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding Principal Balance of the related Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding Principal Balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation with respect to any Mortgage Loan so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

Reports to Certificateholders

         On each Distribution Date, the Trustee will post on its website at http://www.chase.com/sfa (which posting shall be accessible to each holder of a Certificate and the Rating Agencies) a statement (based on information received from each Servicer) generally setting forth, among other things:

         o the amount of the distributions, separately identified, with respect to each Class of Certificates;

         o the amount of the distributions set forth in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included therein;

         o the amount of the distributions set forth in clause (i) allocable to interest and the calculation thereof;

         o the amount of any unpaid interest shortfall amount with respect to each Class of Certificates;

         o the Certificate Principal Balance (or Certificate Notional Balance, if applicable) of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

         o the Pool Balance and the Net WAC at the end of the related Prepayment Period;

         o the Pro Rata Senior Percentage, Senior Percentage and Subordinate Percentage for the following Distribution Date;

         o     the Senior Prepayment Percentage for the following
               Distribution Date;

         o the amount of the related Servicing Fee paid to or retained by the Servicer;

         o     the amount of Advances for the related Due Period;

         o the number and aggregate Principal Balance of Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

         o     the rolling six month delinquency rate for that Distribution
               Date;

         o the total number and principal balance of the Mortgaged Properties acquired by the Trust in foreclosure or by deed in lieu of foreclosure (any such property, an "REO
               Property") as of the close of business on the last day of the preceding Due Period;

         o the aggregate amount of Realized Losses incurred during the preceding calendar month;

         o     the cumulative amount of Realized Losses;

         o the aggregate amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred during the preceding calendar month;

         o the cumulative amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses;

         o the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

         o the Realized Losses and Excess Losses, if any, allocated to each Class of Certificates on that Distribution Date; and

         o the Pass-Through Rate for each Class of Certificates for that Distribution Date.

         In addition, upon request, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

                 Yield, Prepayment and Maturity Considerations

General

         The effective yields to the holders of the Offered Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of such Certificates because monthly distributions will not be payable to those holders until generally the 18th day of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of the delay.

         Delinquencies on the Mortgage Loans which are not advanced by the Servicer or the Trustee as successor Servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Senior Certificates and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of these shortfalls, the aggregate of the Certificate Principal Balances of all Classes of Certificates following all distributions and the allocation of Realized Losses on a Distribution Date exceeds the Pool Balance as of the Due Date occurring in the month of such Distribution Date, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         Net Interest Shortfalls will adversely affect the yields on the Senior Certificates and the Subordinate Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by the Senior Certificates and the Subordinate Certificates in the manner set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses" and "--Subordination of the Subordination Certificates". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses, on the Mortgage Loans. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Prepayment Considerations and Risks

         The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller and purchases by the Servicer. The Mortgage Loans may be prepaid by the Mortgagors at any time. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Loans" in this prospectus supplement.

         Prepayments, liquidations and purchases of the Mortgage Loans, including any purchase by the Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement, will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loans --General" and "--Mortgage Loan Statistics" in this prospectus supplement. If prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on the Mortgage Loans because the Mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. The existence of a periodic rate cap on some of the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

         The rate of prepayment will affect the Pass-Through Rates on the Offered Certificates. Prepayments of Mortgage Loans with net Loan Rates in excess of the then-current Net WAC may reduce the Pass-Through Rate on the Senior Certificates. Mortgage Loans with higher Loan Rates may prepay at faster rates than Mortgage Loans with relatively lower Loan Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the Pass-Through Rate on the Subordinate Certificates.

         The exercise of the Put Option by Certificateholders holding Class A-1 and Class A-2 Certificates of less than the amount necessary to permit the exercise of the Optional Call may adversely affect the liquidity for the Class A-1 and Class A-2 Certificates of the non-exercising Certificateholders. Similarly, if the Standby Purchaser does not exercise its Optional Call right when it is permitted to do so, the liquidity for the Class A-1 and Class A-2 Certificates of the remaining Certificateholders will likely be adversely affected.

         The Mortgagor of any Mortgage Loan may convert the adjustable rate of the Mortgage Loan to a fixed rate. The conversion feature may be exercised more often during periods of rising interest rates as Mortgagors attempt to limit their exposure to higher interest rates. If Mortgagors were to exercise the conversion right in such an interest rate environment, the Seller would be obligated to repurchase such converted Mortgage Loans, which repurchases would have the same effect on Certificateholders as prepayments at a time when prepayments would generally not be expected. If interest rates were to fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if interest rates were to remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage Mortgagors to exercise their option to convert the adjustable Loan Rates to fixed Loan Rates on such Mortgage Loans or prepay such Mortgage Loans.

         As described in this prospectus supplement under "Description of the Certificates--Principal", the applicable Senior Prepayment Percentage of all principal prepayments on the Mortgage Loans will be distributed to the Classes of Senior Certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of Senior Certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage".

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

The Subordinate Certificates

         The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of that Certificate may be lower than the yield expected by the holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Certificate Principal Balances of the applicable Class of Subordinate Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Certificate Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Balance as of the Due Date occurring in the month of such Distribution Date. As a result of these reductions, less interest will accrue on such Class of Subordinate Certificates than otherwise would be the case. The yields to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds.

         If on any Distribution Date the Applicable Credit Percentage for any Class of Subordinate Certificates is less than its Original Applicable Credit Percentage, all principal prepayments available for distribution on the Subordinate Certificates will be allocated solely to all other Classes of Subordinate Certificates with lower numerical designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

Weighted Average Lives

         The projected weighted average life of each Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in that Class. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this prospectus supplement under "The Mortgage Loans".

         In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent that the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity.

         The assumed final maturity date for each Class of Offered Certificates is as set forth in this prospectus supplement under "Description of the Certificates--General" above. The assumed final maturity date for each Class of Offered Certificates is the Distribution Date in the second month following the month of the latest maturity date of any Mortgage Loan. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related assumed final maturity date because (i) prepayments are likely to occur, and (ii) the Servicer may cause a termination of the Trust as provided in this prospectus supplement.

Structuring Assumptions

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"). This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The tables on pages S-66 and S-67 were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Class A-1 and Class A-2 Certificates set forth in the tables on pages S-66 and S-67. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Class A-1 and Class A-2 Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-66 and S-67 and the Class X yield table on page S-68 were determined assuming that (the "Structuring Assumptions"):

         (i) the Mortgage Loans collectively have the characteristics set forth in the table below,

         (ii) distributions on the Certificates are received, in cash, on the 18th day of each month, commencing in January 2001,

         (iii) the Mortgage Loans prepay at the indicated percentages of CPR,

         (iv) (a) no defaults or delinquencies occur in the payment by the mortgagors of principal and interest on the Mortgage Loans and (b) no shortfalls due to the application of the Relief Act are incurred,

         (v) no Mortgage Loan is purchased by the Seller or the Servicer from the Trust Fund pursuant to any obligation or option under the Pooling and Servicing Agreement,

         (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in January 2001, and are computed prior to giving effect to any prepayments received in the prior month,

         (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing in December 2000) and include 30 days' interest thereon,

         (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, Loan Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining Principal Balance of such Mortgage Loan by its remaining term to maturity,

         (ix) interest accrues on each Certificate at the applicable rate described under "Description of the
                  Certificates--Pass-Through Rates" in this prospectus supplement,

         (x) the Initial Certificate Principal Balances of the Certificates (or Certificate Notional Balance, in the case of the Class X Certificates) are those set forth on the cover of this prospectus supplement or as described in this prospectus supplement,

         (xi)     1-Year CMT is 5.70%, 3-Year CMT is 5.31% and 5-Year CMT is
                  5.19%,

         (xii) no optional termination or exercise of the Put Option or the Optional Call will occur, except that such assumption does not apply to the calculation of weighted average lives to the optional termination or the Put Option, as applicable,

         (xiii)   the Certificates are purchased on December 21, 2000, and

         (xiv)    no Mortgage Loan converts to a fixed rate of interest.


                                                 Assumed Mortgage Loan Characteristics


                                                                                                        Weighted     Weighted
                                  Weighted    Weighted    Weighted    Weighted                          Average      Average
                                  Average     Average     Average     Average    Weighted    Weighted    Months        Rate
                                   Loan       Original    Remaining    Gross     Average     Average       to       Adjustment
                  Current          Rate         Term        Term       Margin    Maximum     Minimum      Roll      Frequency
  Index         Balance($)          (%)       (months)    (months)      (%)      Rate (%)    Rate (%)   (months)    (months)
----------    --------------      --------    --------    ---------   -------    --------    --------   --------    ---------
3-year CMT        700,097.25      6.74297       124          98       2.87149    11.74297    2.87149       10          36
3-year CMT      9,461,304.30      7.13981       358         328       3.02794    12.04659    3.02794       12          36
3-year CMT      4,069,454.39      7.58033       180         166       2.84600    12.41699    2.84600       25          36
3-year CMT     37,956,383.24      8.05639       360         346       3.08102    12.98408    3.08102       24          36
1-year CMT     41,261,364.27      7.39128       360         326       2.79601    12.81505    2.79601        7          12
1-year CMT    100,305,060.22      7.12166       360         348       2.75702    13.12166    2.75702       24          12
5-year CMT      2,466,629.50      7.20558       180         129       2.75000    11.71474    2.75000       13          60
5-year CMT      9,303,395.36      7.51755       360         312       2.78851    12.38982    2.78851       23          60
5-year CMT     10,799,832.21      6.92437       180         164       2.77273    11.15227    2.77273       44          60
5-year CMT     56,696,052.74      7.30375       360         343       2.85301    12.27708    2.85301       45          60
1-year CMT     33,944,766.57      7.22395       360         317       2.76734    12.21097    2.76734       17          12
1-year CMT     36,081,564.62      6.87917       360         331       2.76923    11.88004    2.76923       31          12
1-year CMT    243,315,050.74      7.10768       360         346       2.76585    12.10869    2.76585       47          12


                Weighted
                Average
                First/
                Periodic
                  Rate
  Index         Cap (%)
----------      --------
3-year CMT      2.00000
3-year CMT      2.00000
3-year CMT      2.00000
3-year CMT      2.00000
1-year CMT      2.00000
1-year CMT      2.00000
5-year CMT      2.00000
5-year CMT      2.00000
5-year CMT      2.00000
5-year CMT      2.00000
1-year CMT      2.00000
1-year CMT      2.00000
1-year CMT      2.00000



         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the Senior Certificates set forth in the tables. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Senior Certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the Class A-1 and Class A-2 Certificates and set forth the percentages of the initial Certificate Principal Balance of each such Class that would be outstanding after each of the Distribution Dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.




                                 Percent of Original Certificate Principal Balance Outstanding*

                                                                                 Class A-1
                                             -----------------------------------------------------------------------------------
                                                                             Percentage of CPR
                                             -----------------------------------------------------------------------------------
Distribution Date                               0%           5%           10%            18%          30%         40%        45%
-----------------                            -----         ----          ----           ----         ----        ----       ----
Initial Percentage.................           100%         100%           100%          100%         100%        100%       100%
December 18, 2001..................            98%          89%            81%           67%          47%         30%        21%
December 18, 2002..................            96%          79%            64%           40%          10%          0%         0%
December 18, 2003..................            93%          70%            48%           19%           0%          0%         0%
December 18, 2004..................            91%          61%            35%            2%           0%          0%         0%
December 18, 2005..................            89%          52%            22%            0%           0%          0%         0%
December 18, 2006..................            86%          44%            12%            0%           0%          0%         0%
December 18, 2007..................            83%          36%             3%            0%           0%          0%         0%
December 18, 2008..................            80%          28%             0%            0%           0%          0%         0%
December 18, 2009..................            77%          21%             0%            0%           0%          0%         0%
December 18, 2010..................            73%          14%             0%            0%           0%          0%         0%
December 18, 2011..................            69%           8%             0%            0%           0%          0%         0%
December 18, 2012..................            65%           3%             0%            0%           0%          0%         0%
December 18, 2013..................            61%           0%             0%            0%           0%          0%         0%
December 18, 2014..................            57%           0%             0%            0%           0%          0%         0%
December 18, 2015..................            52%           0%             0%            0%           0%          0%         0%
December 18, 2016..................            47%           0%             0%            0%           0%          0%         0%
December 18, 2017..................            42%           0%             0%            0%           0%          0%         0%
December 18, 2018..................            36%           0%             0%            0%           0%          0%         0%
December 18, 2019..................            30%           0%             0%            0%           0%          0%         0%
December 18, 2020..................            23%           0%             0%            0%           0%          0%         0%
December 18, 2021..................            15%           0%             0%            0%           0%          0%         0%
December 18, 2022..................             7%           0%             0%            0%           0%          0%         0%
December 18, 2023..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2024..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2025..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2026..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2027..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2028..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2029..................             0%           0%             0%            0%           0%          0%         0%
December 18, 2030..................             0%           0%             0%            0%           0%          0%         0%
Weighted Average Life (years)
     To Maturity (1)...............           14.23         5.58           3.16          1.79         1.04        0.74       0.64
     To Put Option/Optional Call (1)           1.71         1.59           1.46          1.27         0.98        0.74       0.64


         (1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related
              Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

         *    Rounded to the nearest whole percentage.




                                    Percent of Original Certificate Principal Balance Outstanding*

                                                                                 Class A-1
                                             -----------------------------------------------------------------------------------
                                                                             Percentage of CPR
                                             -----------------------------------------------------------------------------------
Distribution Date                               0%           5%           10%            18%          30%         40%        45%
-----------------                            -----         ----          ----           ----         ----        ----       ----
Initial Percentage.................           100%         100%          100%           100%         100%        100%       100%
December 18, 2001..................           100%         100%          100%           100%         100%        100%       100%
December 18, 2002..................           100%         100%          100%           100%         100%         83%        69%
December 18, 2003..................           100%         100%          100%           100%          78%         47%        35%
December 18, 2004..................           100%         100%          100%           100%          54%         28%        19%
December 18, 2005..................           100%         100%          100%            84%          37%         17%        10%
December 18, 2006..................           100%         100%          100%            67%          26%         10%         6%
December 18, 2007..................           100%         100%          100%            54%          18%          6%         3%
December 18, 2008..................           100%         100%           92%            44%          12%          3%         2%
December 18, 2009..................           100%         100%           81%            35%           8%          2%         1%
December 18, 2010..................           100%         100%           71%            28%           6%          1%         0%
December 18, 2011..................           100%         100%           62%            22%           4%          1%         0%
December 18, 2012..................           100%         100%           54%            18%           3%          0%         0%
December 18, 2013..................           100%          96%           47%            14%           2%          0%         0%
December 18, 2014..................           100%          88%           41%            11%           1%          0%         0%
December 18, 2015..................           100%          80%           36%             9%           1%          0%         0%
December 18, 2016..................           100%          73%           31%             7%           1%          0%         0%
December 18, 2017..................           100%          66%           26%             5%           0%          0%         0%
December 18, 2018..................           100%          59%           22%             4%           0%          0%         0%
December 18, 2019..................           100%          53%           19%             3%           0%          0%         0%
December 18, 2020..................           100%          46%           16%             2%           0%          0%         0%
December 18, 2021..................           100%          40%           13%             2%           0%          0%         0%
December 18, 2022..................           100%          34%           10%             1%           0%          0%         0%
December 18, 2023..................            97%          29%            8%             1%           0%          0%         0%
December 18, 2024..................            83%          23%            6%             1%           0%          0%         0%
December 18, 2025..................            66%          18%            5%             0%           0%          0%         0%
December 18, 2026..................            49%          12%            3%             0%           0%          0%         0%
December 18, 2027..................            31%           7%            2%             0%           0%          0%         0%
December 18, 2028..................            14%           3%            1%             0%           0%          0%         0%
December 18, 2029..................             0%           0%            0%             0%           0%          0%         0%
December 18, 2030..................             0%           0%            0%             0%           0%          0%         0%
Weighted Average Life (years)
     To Maturity (1)................
     To Put Option/Optional Call (1)         25.93         19.82         14.01           8.67         5.04        3.54       3.02
                                              1.74          1.74          1.74           1.74         1.74        1.74       1.72

         (1) The weighted average life of any Class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related
               Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

         *     Rounded to the nearest whole percentage.

Sensitivity of the Class X Certificates

         The yields to maturity of the Class X Certificates will be highly sensitive to the principal prepayment, repurchase and default experience of the Mortgage Loans. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans or repurchases of Mortgage Loans could result in the failure of investors in the Class X Certificates to recover their initial investments. The yields to holders of the Class X Certificates could also be adversely affected in the event that the Servicer exercises the right under the Pooling and Servicing Agreement to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effects the early retirement of the Certificates, as described in "The Pooling and Servicing Agreement--Termination".

         The following table (the "Class X Yield Table") demonstrates the sensitivity of the pre-tax yields on the Class X Certificates to various percentages of CPR by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth above under "--Weighted Average Lives."



                                           Pre-Tax Yields (%) on the Class X Certificates
                                                          (Priced to Maturity)


      Assumed                                             Percentage of CPR
      Purchase           -------------------------------------------------------------------------------------
     Price*(%)            0%           5%           10%          18%          30%          40%           45%
     ---------           ------       -----        ------       ------       ------       ------        -----
    0.40625%             54.705       50.021       45.234       37.346       24.928       14.049        7.868



---------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.


         The pre-tax yields set forth in the Class X Yield Table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed streams of cash flows to the Closing Date to equal the assumed purchase price (plus accrued interest), and converting such monthly rates to CBE rates. Such calculations do not take into account the interest rates at which funds received by holders of the Class X Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.

         It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in such tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or the Loan Rates thereon) for any period or over the life of the Class X Certificates or as to the yields on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.



               Certain Material Federal Income Tax Consequences

General

         For federal income tax purposes, the Trust Fund will consist of multiple segregated asset pools, each of which will constitute a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

         It is anticipated that the Offered Certificates (other than the Class A-R Certificate and exclusive of the Put Option related to each Class A-1 and Class A-2 Certificates, and the rights associated therewith) will constitute "regular interests" in the upper tier REMIC ("Regular Interest") for tax purposes. The Class A-R Certificate will represent beneficial ownership of the sole Class of "residual interests" in each REMIC created pursuant to the Pooling and Servicing Agreement (the "Agreement"). Upon issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion concluding, assuming compliance with the Agreement, for U.S. federal income tax purposes, each REMIC created pursuant to the Agreement will be characterized as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

         A holder of a Class X Certificate will be treated for federal income tax purposes as owning a regular interest in the upper tier REMIC. See "Certain Material Federal Income Tax Considerations" in the prospectus.

         A holder of a Class A-1 or Class A-2 Certificate will be treated for federal income tax purposes as owning two separate assets: (a) the Certificate without the related Put Option (which constitute a Regular Interest -- see "Certain Material Federal Income Tax Considerations" in the prospectus) and
(b) the related Put Option. Such a Certificateholder will also be treated for federal income tax purposes as having written a call option to sell the related Certificates in exchange for an option premium equal to the fair market value of the call option. An owner of an interest in the Class A-1 or Class A-2 Certificates should be considered to have purchased Regular Interests and the related Put Option for an amount equal to the sum of the actual purchase price paid for the Certificates plus the fair market value of the call option premium. Consequently, the sum of the bases to an owner of Class A-1 or Class A-2 Certificates in the Regular Interests and the related Put Option will be greater in the aggregate than the purchase price paid directly by the owner to acquire those Certificates.

         When an owner sells an interest in Class A-1 or Class A-2 Certificates, the owner will be deemed to have made a payment to the purchaser in an amount equal to the fair market value of the call option because the purchaser will have assumed the owner's obligation under the call option. Consequently, the amount realized by the owner upon the sale of Class A-1 or Class A-2 Certificates may be greater than the purchase price paid directly by the purchaser.

         An owner of Class A-1 or Class A-2 Certificates will not be required to include immediately in income the call option premium that such owner is deemed to have received upon the purchase of such Certificates. Instead, the owner must account for such premium when the call rights are exercised, or when those rights lapse, or when those rights are otherwise terminated with respect to the owner.

         An owner of Class A-1 or Class A-2 Certificates will include option premium in income as short-term capital gain when the option lapses. The principal balance of the Certificates likely will be reduced over time through principal payments. Under existing authorities, it is not entirely clear whether the rights held by the Standby Purchaser would be deemed to lapse as the underlying Mortgage Loans pay down. Each owner of Certificates is urged to consult its own tax advisor on these matters.

         If the Standby Purchaser exercises the Optional Call to call the Class A-1 and Class A-2 Certificates, an owner of such Certificates would include in its amount realized from the sale of such Certificates an amount equal to the unamortized portion of the option premium. If an owner transfers its interest in such Certificates, the transfer will be treated as a closing transaction with respect to the call option the owner is deemed to have written. As a result, the owner will recognize a short-term capital gain or loss equal to the difference between the unamortized amount of option premium and the amount the owner is deemed to pay to be relieved from the obligation under the option.

         Accordingly, the purchaser of a Class A-1 or Class A-2 Certificate must allocate its purchase price between the two assets comprising the applicable Certificate. In general, the allocation would be based on the relative fair market values of such assets on the date of purchase of the Certificate. No representation is or will be made as to the relative fair market values and all holders of such Certificates should consult their tax advisors concerning the determination of such fair market values. Upon exercise of a Put Option, the holder of such Put Option, for the purposes of computing gain or loss, would reduce the amount realized on the sale of the related Certificate by the amount of unrecognized option premium. The holder of a Put Option should recognize a loss if the put rights lapse. The principal balance of the Mortgage Loans as to which the Put Option relates will likely be reduced over time through principal payments. Under existing authorities, it is not entirely clear whether the rights held by the holder of a Put Option would be deemed to lapse as principal from the underlying Mortgage Loans is allocated to the related Certificate. There is no assurance that the Internal Revenue Service (the "IRS") would agree with this methodology. Furthermore, the allocation of the purchase price to the Put Option may cause some Certificates to be issued with more original issue discount (or more than de minimis original issue discount) or less premium.

         Interest on the Offered Certificates must be included in income by a Certificateholder under the accrual method of accounting, regardless of the Certificateholder's regular method of accounting. In addition, the Class X Certificates will, and the other Classes of Offered Certificates may, be issued with original issue discount ("OID") for federal income tax purposes. See "Certain Material Federal Income Tax Considerations" in the prospectus. OID must be included in income as it accrues on a constant yield method, regardless of whether the Certificateholder receives currently the cash attributable to such OID. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be 18% CPR for all the Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

         The Offered Certificates (exclusive of the Put Option related to each Class A-1 and Class A-2 Certificate, and the rights associated therewith) will generally constitute:

         (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

         (b) an "obligation secured by an interest in real property" within the meaning of section 860G(a)(3) Code if held by a REMIC; or

         (c) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

         The Put Option related to each Class A-1 and Class A-2 Certificate will not constitute any of the above.

         As indicated above, the characterization of the Class A-1 and Class A-2 Certificates for federal income tax purposes is not clear. The combination of put rights and call rights under the instruments could be viewed for federal income tax purposes as vesting in the Standby Purchaser ownership of the regular interest represented by such Certificates. If such a characterization were to prevail, a holder would be treated as owning debt of the Standby Purchaser secured by the regular interest. Holders of Class A-1 and Class A-2 Certificates are encouraged to consult their tax advisors concerning the tax treatment of owning such Certificates.

Application of the Straddle Rules

         With respect to a holder of the Class A-1 and Class A-2 Certificates, the IRS might take the position that those Certificates and the related Put Options constitute positions in a straddle. If the IRS successfully asserted this position, holders of the Class A-1 and Class A-2 Certificates may have their losses deferred (including losses from the lapse of the put rights) and have their holding periods suspended for purposes of determining whether any gains on a sale or exchange of their Certificates was long term or short term capital gain. The straddle rules would then require the holder to capitalize, rather than deduct, interest and carrying charges allocable to the holder's interest in the straddle. The Put Option and the related Offered Certificate may be required to be treated as part of a conversion transaction, in which case gain on sale will be treated as ordinary to the extent the holder's yield from the investment is less than 120% of the applicable federal rate instead of the rule generally applicable to REMIC regular interests that treats gain on sale as ordinary to the extent the holder's yield from the REMIC regular interest is less than 110% of the applicable federal rate. Each holder of Class A-1 and Class A-2 Certificates is encouraged to consult its own tax advisor regarding these matters.

The Residual Certificate

         The holder of the Class A-R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

         Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor which, if satisfied, provides that transfers of noneconomic residual interests are not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest,
(ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. The Proposed Regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

         Also, purchasers of the Class A-R Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Material Federal Income Tax Consequences--REMIC Certificates--Residual Certificates" in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Certain Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" and "-- Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Certain Material Federal Income Tax Consequences--REMIC Certificates--Prohibited Transactions and Other Taxes" and "-- Regular Certificates--Treatment of Realized Losses" in the prospectus.

New Withholding Regulations

         On October 6, 1997 and on May 22, 2000, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards and have detailed rules regarding the determination of beneficial ownership. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Non-U.S. Persons

         For purposes of the following discussion, the term "non-U.S. Person" means any person other than (i) a citizen or resident of the United States;
(ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Interest paid to or accrued by a Certificateholder (other than the Class A-R Certificateholder) who is a non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person and the non-U.S. Person (i) is not actually or constructively a "10 percent shareholder" of the Trust or a "controlled foreign corporation" with respect to which the Trust is a "related person" within the meaning of the Code and
(ii) provides the Trust or other person who is otherwise required to withhold U.S. tax with respect to the Offered Certificates (other than the Class A-R Certificate) with an appropriate statement (on Form W-8BEN or a substantially similar form), signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a non-U.S. Person and providing the non-U.S. Person's name and address. If an Offered Certificate (other than the Class A-R Certificate) is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns the Certificate.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Certificate (other than the Class A-R Certificate) by a non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust that elects to be treated as a REMIC made after the day on which such trust issues all of its interests could result in the imposition of a tax on the trust equal to 100% of the value of the contributed property (the "Contributions Tax"). It is anticipated that the Trust will not accept contributions that would subject it to such tax.

         In addition, a trust that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust will recognize net income from foreclosure property subject to federal income tax.

Backup Withholding

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a Class of Offered Certificates is Cede & Co., as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.

                                  State Taxes

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                             ERISA Considerations

General

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "parties in interest" (under ERISA) and "disqualified persons" (under the Code) with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (September 6, 1990), as amended (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through entities, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption was amended by PTCE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to subordinated certificates and certificates rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

          Among the conditions which must be satisfied for the Exemption to apply are the following:

               (1) The acquisition of the securities by a Plan is on terms (including the price for such securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the entity, except when the trust holds certain types of assets, including assets of the type held in the Trust;

               (3) The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (four, if the trust holds certain types of assets, including assets of the type held in the Trust) highest generic rating categories from S&P, Moody's or Fitch (each, a rating agency);

               (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the trust assets to the trust represents not more than the fair market value of such assets; and the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such servicer's services under the applicable servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

               (5) The trustee is not an affiliate of any underwriter, the seller, any servicer, the certificate insurer, any borrower whose obligations constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (together with the trustee, the "Restricted Group");

               (6) The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended; and

               (7) The documents establishing the issuer must contain certain provisions to ensure that its assets may not be reached by creditors of the sponsor in the event of the bankruptcy or other insolvency of the sponsor.

          In addition, (i) the investment pool must consist only of assets of types enumerated in the Exemption which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (four, if the pool holds certain types of assets) highest generic rating categories by a rating agency for at least one year prior to a Plan's acquisition of securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities.

         The Exemption will not apply to a Plan's investment in a Certificate if the Plan fiduciary responsible for the decision to invest in the Certificates is a mortgagor or obligor with respect to obligations held in the Trust or an affiliate of such a person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) a Plan's investment in any Class of Certificates does not exceed 25% of the outstanding certificates of that Class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the assets of any Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in entities sponsored or containing assets sold or serviced by the same entity; (4) the Plan is not sponsored by any member of the Restricted Group; and (5) the fiduciary (or its affiliates) is an obligor with respect to 5% or less of the fair market value of obligations contained in the Trust.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates other than the Class A-R Certificate and that all conditions of the Exemption other than those within the control of the investors will be met. The Exemption also applies to the "direct or indirect ... disposition of Securities by a plan in the secondary market." Prospective Plan investors in the Class A-1 and Class A-2 Certificates should consult with counsel concerning whether the Exemption would apply to the acquisition of rights under and the disposition of the Class A-1 or Class A-2 Certificates pursuant to the Put Option and the Optional Call.

         The rating of a Certificate may change. If the rating of a Certificate declines below BBB-, the Certificate will no longer be eligible for relief under the Exemption and, consequently, may not be purchased by or sold to a Plan (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

         Because the characteristics of the Class A-R Certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class A-R Certificate by a Plan or by an individual retirement account or other plan subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificate will not be registered by the Trustee unless the Trustee receives:

         1. a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; or

         2. an opinion of counsel satisfactory to the Trustee that the purchase and holding of such Certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in a non-exempt prohibited transaction under either Title I of ERISA or Section 4975 of the Code and will not subject the Trustee, the Servicer or the Depositor to any obligation in addition to those undertaken in the Agreement.

         In the event that such representations are violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                            METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Greenwich Capital Markets, Inc. (the "Underwriter"), which is an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

         Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

         The Class A-R Certificate will not be purchased by the Underwriter but will be transferred to the Seller on the Closing Date as partial consideration for the sale of the Mortgage Loans to the Depositor. The Class A-R Certificate may be offered by the Seller (or an affiliate) from time to time directly or through an underwriter or agent in a negotiated transaction, or otherwise, at a price to be determined at the time of sale. Any underwriter or agent that participates in the distribution of the Class A-R Certificate may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on the sale of that Certificate by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon by Brown & Wood LLP, New York, New York, as counsel for the Depositor and the Underwriter. Certain legal matters will be passed upon for the Seller and the Standby Purchaser by James R. Hubbard, Esq., Counsel for Fifth Third Bank and Fifth Third Mortgage Company, and by Brown & Wood LLP, New York, New York. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Trust by Brown & Wood LLP, New York, New York.

                                    RATINGS

         It is a condition to the issuance of the Offered Certificates that the Class A-1, Class A-2 and Class X Certificates be rated "AAA" and "Aaa", in each case by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P") and Moody's Investor Service, Inc. ("Moody's"), respectively (each a "Rating Agency"); and that the Class A-R Certificate be rated "AAA" by S&P.

         The ratings assigned by each Rating Agency to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which those certificates are issued. Each Rating Agency's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. Each Rating Agency's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The ratings of each Rating Agency do not address the possibility that, as a result of principal prepayments, holders of the Offered Certificates may receive a lower than anticipated yield or that the holders of the Class X Certificates may fail to recoup their initial investments or the ability of the Seller to repurchase any Mortgage Loan that has converted its interest rate to a fixed rate.

         Dependent ratings of "A-1+" will be assigned by S&P to the Class A-1, Class A-2 Certificates to address the creditworthiness of Fifth Third Bank to fulfill its obligations with respect to the related Put Options. In the case of Moody's, Fifth Third Bank's ability or obligation to purchase the Class A-1 and Class A-2 Certificates under the related Put Options is directly linked to their short term rating, which is currently "P-1", and their long term rating, which is currently "Aa3". Each rating is dependent on the Credit Rating received by Fifth Third Bank from S&P or Moody's, as applicable. Credit Ratings are based on current information furnished by the obligors or obtained by either S&P or Moody's, as the case may be, from other sources it considers reliable. Neither S&P nor Moody's performs an audit in connection with any credit rating and either may, on occasion, rely on unaudited financial information. Credit Ratings may be changed, suspended or withdraw as a result of changes in, or unavailability of, such information, or based on other circumstances.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by that rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

                            Index of Defined Terms

1-Year CMT.......................................S-25
3-Year CMT.......................................S-25
5-Year CMT.......................................S-25
Adjustment Date..................................S-16
Advance..........................................S-34
Aggregate Stated Principal Balance...............S-50
Aggregate Subordinated Percentage................S-53
Agreement........................................S-69
Applicable Credit Percentage.....................S-53
Assumed Final Distribution Date..................S-40
Available Funds..................................S-46
Bankruptcy Loss Coverage Amount..................S-55
Bankruptcy Losses................................S-55
Beneficial Owner.................................S-41
Book-Entry Certificates..........................S-41
CBE..............................................S-68
Certificate Notional Balance.....................S-40
Certificate Owners...............................S-41
Certificate Principal Balance....................S-49
Certificateholder................................S-41
Certificates.....................................S-40
Class Subordination Percentage...................S-53
Class X Yield Table..............................S-68
Clearstream, Luxembourg..........................S-43
Clearstream, Luxembourg Participants.............S-43
Collection Account...............................S-32
Compensating Interest............................S-35
Compensating Interest Cap........................S-35
Contributions Tax................................S-73
Cooperative......................................S-44
CPR..............................................S-63
Cut-Off Date.....................................S-14
Cut-Off Date Pool Balance........................S-14
Debt Service Reduction...........................S-57
Deficient Valuation..............................S-57
Definitive Certificate...........................S-41
Determination Date...............................S-35
Distribution Account.............................S-32
Distribution Date................................S-41
DTC..............................................S-41
DTC's Rules......................................S-41
Due Date.........................................S-15
Due Period.......................................S-50
Eligible Account.................................S-33
Eligible Substitute Mortgage Loan................S-31
ERISA............................................S-74
Euroclear........................................S-43
Euroclear Operator...............................S-44
Euroclear Participants...........................S-43
European Depositaries............................S-41
Event of Servicing Termination...................S-38
Excess Losses....................................S-55
Exemption........................................S-75
Expense Fee Rate.................................S-35
Expense Fees.....................................S-35
Fifth Third......................................S-25
Financial Intermediary...........................S-41
First Rate Cap...................................S-16
Flex 53 Program..................................S-26
Fraud Loss Coverage Amount.......................S-55
Fraud Losses.....................................S-55
Gross Margin.....................................S-16
IML..............................................S-43
Index............................................S-16
Indices..........................................S-16
Insurance Proceeds...............................S-46
Interest Accrual Period..........................S-47
IRS..............................................S-70
Liquidated Mortgage Loan.........................S-55
Liquidation Proceeds.............................S-46
Loan Rate........................................S-16
Loan-to-Value Ratio..............................S-15
Maximum Loan Rate................................S-16
Minimum Loan Rate................................S-16
Moody's..........................................S-79
Mortgage.........................................S-15
Mortgage Loan....................................S-14
Mortgage Loan Purchase Agreement.................S-14
Mortgage Loan Schedule...........................S-30
Mortgaged Property...............................S-15
Mortgagor........................................S-34
Net income from foreclosure property.............S-73
Net Interest Shortfall...........................S-47
Net Liquidation Proceeds.........................S-47
Net Prepayment Interest Shortfall................S-48
Net WAC..........................................S-49
New Proposed Regulations.........................S-71
New Regulations..................................S-72
non-U.S. Person..................................S-72
Offered Certificates.............................S-40
OID..............................................S-70
Optional Call....................................S-38
Optional Termination Date........................S-37
Original Applicable Credit Percentage............S-53
Original Certificate Principal Balance...........S-49
Original Subordinate Certificate Principal
 Balance.........................................S-52
Participant......................................S-41
Pass-Through Rate................................S-48
Periodic Rate Cap................................S-16
Plan.............................................S-75
Pool Balance.....................................S-14
Pooling and Servicing Agreement..................S-30
Prepayment Interest Shortfall....................S-35
Prepayment Period................................S-50
Principal Balance................................S-14
Principal Distribution Amount....................S-49
Pro Rata Senior Percentage.......................S-51
Prohibited Transactions Tax......................S-73
Purchase Price...................................S-31
Put and Call Date................................S-38
Put Option.......................................S-37
Put Option Period................................S-37
Rating Agency....................................S-79
Realized Loss....................................S-55
Record Date......................................S-41
Regular Interest.................................S-69
Related Documents................................S-30
Relevant Depositary..............................S-41
Relief Act.......................................S-34
Relief Act Reduction.............................S-48
REMIC............................................S-69
REO Property.....................................S-58
Restricted  Group................................S-76
Restricted Classes...............................S-53
S&P..............................................S-79
Seller...........................................S-25
Senior Certificates..............................S-40
Senior Percentage................................S-51
Senior Prepayment Percentage.....................S-51
Senior Principal Distribution Amount.............S-50
Servicer.........................................S-27
Servicer Remittance Date.........................S-33
Servicing Advance................................S-34
Servicing Fee....................................S-35
Servicing Fee Rate...............................S-35
SMMEA............................................S-78
Special Hazard Loss Coverage Amount..............S-55
Special Hazard Losses............................S-55
Special Hazard Mortgage Loan.....................S-55
Standby Purchaser................................S-37
Stated Principal Balance.........................S-50
Structuring Assumptions..........................S-63
Subordinate Certificates.........................S-40
Subordinate Percentage...........................S-51
Subordinate Prepayment Percentage................S-51
Subordinate Principal Distribution Amount........S-54
Substitution Adjustment..........................S-31
Tax Counsel......................................S-69
Termination Price................................S-37
Terms and Conditions.............................S-44
Trust............................................S-14
Trustee..........................................S-35
Trustee Fee Rate.................................S-35
Two Times Test...................................S-52
Underwriter......................................S-78

                                  PROSPECTUS

                      Mortgage Pass-Through Certificates
                             (Issuable in Series)
                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor



Consider carefully the risk factors beginning on page 6 of this prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompan-ied by a prospectus supplement.



The Certificates

Greenwich Capital Acceptance, Inc., as depositor, will sell the certificates. Each issue of certificates will have its own series designation and will evidence the ownership of certain trust assets.

Each series of certificates will consist of one or more classes. Each class of certificates will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust. In each case, the specified portion may equal from 100% to 0%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include primarily the following:

     o mortgage loans secured by senior liens on one- to four-family residential properties or participation interests in loans of this type;

     o mortgage loans secured by senior liens on multifamily residential properties (including cooperative apartment buildings) or participation interests in loans of this type;

     o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing;

     o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association (Ginnie Mae), the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac); or

     o    private mortgage-backed securities.

Each trust may be subject to early termination in certain circumstances.

Market for the Certificates

No market will exist for the certificates of any series before they are issued. In addition, even after the certificates of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Certificates

Offers of the certificates may be made through one or more different methods, including through underwriters. All certificates will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               November 13, 2000


                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT................5

RISK FACTORS.....................................................................................................6

THE TRUST FUND..................................................................................................14
The Mortgage Loans--General.....................................................................................15
Single Family Loans.............................................................................................18
Multifamily Loans...............................................................................................19
Contracts.......................................................................................................19
Agency Securities...............................................................................................20
Private Mortgage-Backed Securities..............................................................................26
Incorporation of Certain Information by Reference...............................................................28

USE OF PROCEEDS.................................................................................................29

THE DEPOSITOR...................................................................................................29

MORTGAGE LOAN PROGRAM...........................................................................................29
Underwriting Standards..........................................................................................29
Qualifications of Sellers.......................................................................................31
Representations by Sellers; Repurchases.........................................................................31

DESCRIPTION OF THE CERTIFICATES.................................................................................33
General.........................................................................................................33
Distributions on Certificates...................................................................................35
Advances........................................................................................................39
Reports to Certificateholders...................................................................................40

CREDIT ENHANCEMENT..............................................................................................41
General.........................................................................................................41
Subordination...................................................................................................42
Mortgage Pool Insurance Policies................................................................................43
FHA Insurance; VA Guarantees....................................................................................44
Special Hazard Insurance Policies...............................................................................46
Bankruptcy Bonds................................................................................................48
FHA Insurance on Multifamily Loans..............................................................................48
Reserve Accounts................................................................................................49
Cross Support...................................................................................................49
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements..............50
Financial Instruments...........................................................................................50

YIELD AND PREPAYMENT CONSIDERATIONS.............................................................................50

THE POOLING AND SERVICING AGREEMENT.............................................................................53
Assignment of Mortgage Assets...................................................................................53
Payments on Mortgage Loans; Deposits to Certificate Account.....................................................55
Sub-Servicing by Sellers........................................................................................57
Collection Procedures...........................................................................................59
Hazard Insurance................................................................................................60
Realization upon Defaulted Mortgage Loans.......................................................................62
Servicing and Other Compensation and Payment of Expenses........................................................64
Evidence as to Compliance.......................................................................................64
Certain Matters Regarding the Master Servicer and the Depositor.................................................65
Events of Default...............................................................................................66
Rights upon Event of Default....................................................................................66
Amendment.......................................................................................................67
Termination; Optional Termination...............................................................................68
The Trustee.....................................................................................................68

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.....................................................................68
General.........................................................................................................69
Foreclosure/Repossession........................................................................................72
Environmental Risks.............................................................................................75
Rights of Redemption............................................................................................77
Anti-Deficiency Legislation and Other Limitations on Lenders....................................................77
Due-on-Sale Clauses.............................................................................................78
Prepayment Charges..............................................................................................79
Applicability of Usury Laws.....................................................................................79
Soldiers' and Sailors' Civil Relief Act.........................................................................80

CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................................................80
General.........................................................................................................80
Non-REMIC Certificates..........................................................................................80
Single Class of Senior Certificates.............................................................................81
Multiple Classes of Senior Certificates.........................................................................85
Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates........................90
Sale or Exchange of a Senior Certificate........................................................................91
Non-U.S. Persons................................................................................................91
Information Reporting and Backup Withholding....................................................................92
New Withholding Regulations.....................................................................................92

REMIC CERTIFICATES..............................................................................................93
Tiered REMIC Structures.........................................................................................94
Regular Certificates............................................................................................94
Residual Certificates..........................................................................................105
Prohibited Transactions and Other Taxes........................................................................110
Liquidation and Termination....................................................................................111
Administrative Matters.........................................................................................111
Tax-Exempt Investors...........................................................................................112
Non-U.S. Persons...............................................................................................112
Tax-Related Restrictions on Transfers of Residual Certificates.................................................112

STATE TAX CONSIDERATIONS.......................................................................................115

ERISA CONSIDERATIONS...........................................................................................115

LEGAL INVESTMENT...............................................................................................119

METHOD OF DISTRIBUTION.........................................................................................121

LEGAL MATTERS..................................................................................................122

FINANCIAL INFORMATION..........................................................................................122

AVAILABLE INFORMATION..........................................................................................122

RATINGS........................................................................................................122

INDEX OF DEFINED TERMS.........................................................................................124


             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of certificates is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Trust Fund", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 122 of this prospectus.

                             ---------------------



If you require additional information, the mailing address of our principal executive offices is Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Information by Reference" beginning on page 14 of this prospectus.

                             --------------------

                                 RISK FACTORS

You should carefully consider the following information, since it identifies certain significant sources of risk associated with an investment in the certificates.


Limited Liquidity..........................     No market will exist for the  certificates of any series before they are issued.  In addition, there can be no assurance that a resale market will develop following the issuance and sale of any series of the  certificates.  Even if a resale market does develop, it might not provide investors with liquidity of investment or continue for the life of the  certificates.

Limited Assets.............................     Unless the applicable prospectus supplement provides otherwise, the certificates of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement, and will not have a claim against the assets of any other trust.
                                                Moreover, at the times specified in the related prospectus supplement, certain assets of the trust (and/or the related security account) may be released to the depositor, master servicer, any servicer, credit enhancement provider or other specified person, if:

                                                o    all  payments  then  due on the  related  certificates  have been made;

                                                o    adequate  provision for future  payments on certain  classes of the  certificates has been made; and

                                                o    any  other  payments  specified  in the  related  prospectus supplement have been made.

                                                Once released, such assets will no longer be available to make payments to certificateholders.

                                                There will be no recourse against the depositor or the master servicer if any required distribution on the certificates is not made. The certificates will not represent an interest in the depositor, the master servicer, any servicer or any of their respective affiliates, nor will the certificates represent an obligation of any of them. The only obligations of the depositor with respect to the related trust or the certificates would arise from the representations and warranties that the depositor may make concerning the related trust assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. If the depositor should be required to repurchase a loan from a trust because of the breach of a representation or warranty, the depositor's sole source of funds for the repurchase would be:

                                                o    funds obtained from enforcing any similar  obligation of the seller or originator of the loan, or

                                                o    funds from a reserve  account or similar credit  enhancement established to pay for loan repurchases.

                                                In addition, the master servicer may be obligated to make certain advances if loans are delinquent, but only to the extent it deems the advances to be recoverable from amounts it expects to receive on those loans.

Credit Enhancement.........................     Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of  certificates that have the benefit of the credit enhancement.  Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement.  Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the  certificates are paid in full.  As a result,
                                                certificateholders may suffer losses.  In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Financial Instruments......................     As described under "Credit Enhancement--Financial Instruments," a trust may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the certificates of a series.  If you invest in such a class and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your certificates could be materially adversely affected.  In addition, if the issuer of the related financial  instruments experiences a credit rating downgrade, the market price and liquidity of your certificates could be reduced.  Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your certificates could be adversely affected to the extent that the financial instruments do not provide a perfect hedge.

Prepayment and Yield Considerations........     The timing of principal payments on the certificates of a series will be affected by a number of factors, including the following:

                                                o    the extent of prepayments on the underlying loans in the
                                                     trust or, if the trust is comprised of underlying securities, on the loans backing the underlying securities;

                                                o    how payments of principal  are  allocated  among the classes of  certificates  of that  series as  specified  in the  related prospectus supplement;

                                                o    if any party has an option to  terminate  the related  trust early, the effect of the exercise of the option;

                                                o    the rate and timing of defaults  and losses on the assets in the related trust; and

                                                o    repurchases of assets in the related trust as a result of material breaches of representations and warranties made by the depositor or master servicer.

                                                The rate of prepayment of the loans included in or underlying the assets in each trust may affect the yield to maturity of the certificates.

                                                Interest payable on the certificates on any given distribution date will include all interest accrued during the related interest accrual period.
                                                The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Balloon Payments...........................     Certain of the underlying loans may not be fully amortizing and may require a substantial principal payment (i.e., a "balloon" payment)
                                                at their stated maturity.  Loans of this type involve a greater degree of risk than fully amortizing loans since the related borrower must generally be able to refinance the loan or sell the related property prior to the loan's maturity date.  The borrower's ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Nature of Mortgages........................     The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

                                                o    an overall  decline in the  residential  real estate markets where the properties are located,

                                                o    failure  of   borrowers   to   maintain   their   properties
                                                     adequately, and

                                                o    natural  disasters  that  are  not  necessarily  covered  by hazard insurance, such as earthquakes and floods.

                                                If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

                                                Even if you assume that the properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer's ability to dispose of the borrower's property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                                State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans.
                                                Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Environmental Risks........................     Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety.  In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                                In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Certain Other Legal Considerations Regarding
the Loans..................................     The loans may also be subject to federal laws relating to the origination and underwriting.  These laws

                                                o    require certain  disclosures to the borrowers  regarding the terms of the loans;

                                                o    prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

                                                o    regulate  the use and  reporting of  information  related to the borrower's credit experience; and

                                                o    require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

                                                Certain loans are also subject to federal laws which impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                                Certain loans relating to home improvement contracts are subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                                If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be subject to damages and administrative enforcement.

Ratings of the Certificates................     Any class of certificates issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency.
                                                A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the certificates. You must not view a rating as a recommendation to purchase, hold or sell certificates because it does not address the market price or suitability of the certificates for any particular investor.

                                                There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                                o.   any  decrease  in the  adequacy  of the  value of the  trust assets or any related credit enhancement,

                                                o    an adverse  change in the financial or other  condition of a credit enhancement provider or

                                                o    a change in the rating of the credit enhancement  provider's long-term debt.

Book-Entry Registration....................     Limit on Liquidity of Certificates.  Certificates issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase certificates for which they cannot obtain physical instruments.

                                                Limit on Ability to Transfer or Pledge. Transactions in book-entry certificates can be effected only through The Depository Trust Company
                                                ("DTC"), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge certificates issued in book-entry form may be limited.

                                                Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts.......................     The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued.  In this case, the deposited funds may only be used to acquire additional assets for the trust during a set period after the initial issuance of the certificates.  Any amounts remaining in the account at the end of the period will be
                                                distributed as a prepayment of principal to the holders of the related certificates.
Lower Credit Quality Trust Fund Assets.....
                                                Certain of the trust assets may have been made to lower credit quality borrowers who fall into one of two categories:

                                                o    customers with moderate income, limited assets and other
                                                     income characteristics that cause difficulty in
                                                     borrowing from banks and other traditional lenders; and

                                                o    customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off
                                                     loans or garnishment of wages.

                                                The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. Payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

Delinquent Trust Fund Assets...............     No more than 20% (by principal balance) of the trust assets for any particular series of certificates will be contractually delinquent as of the related cut-off date.

Other Considerations.......................     There is no assurance that the value of the trust assets for any series of certificates at any time will equal or exceed the principal amount of the outstanding certificates of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any)
                                                generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related certificates.


                                THE TRUST FUND

     The trust fund (each, a "Trust Fund") for each series (each, a "Series") of Mortgage Pass-Through Certificates (the "Certificates") will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of a mortgage pool (a "Mortgage Pool") comprised of (i) first lien mortgage loans (or participation interests therein) secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans (or participation interests therein) secured by multifamily residential properties, including cooperative apartment buildings ("Multifamily Loans"), (iii) conditional sales contracts and installment sales or loan agreements secured by manufactured housing ("Contracts"), (iv) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") or (v) Private Mortgage-Backed Securities (as defined herein), in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates* will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the holders of the Certificates as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Loans and Agency Securities will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Mortgage Loan Program--Underwriting Standards".

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

-------------------

     * Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

The Mortgage Loans--General

     For purposes hereof, Single Family Loans, Multifamily Loans and Contracts are collectively referred to as "Mortgage Loans", and the real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties". The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool* will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan (the "Mortgage Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

-------------------

* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

          (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing each Mortgage Loan (e.g., one- to four-family houses, individual units in condominium projects or in buildings owned by cooperative housing corporations, vacation and second homes, Manufactured Homes, multifamily apartments or other real property),
(iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APRs or range of Mortgage Rates or APRs borne by the Mortgage Loans, and (viii) the geographical location of the related Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan ("Refinance Loans"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. In the case of Refinance Loans, the "Collateral Value" of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit), and the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing by Sellers" and "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

Single Family Loans

     Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified in the related Prospectus Supplement, Single Family Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Single Family Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

     The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement.

Multifamily Loans

     Multifamily Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

     Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. A Cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for the Cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Contracts

     The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed percentage rate ("APR"). Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

     "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 U.S.C. Section 5402(6) which defines a "manufactured home" as "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the dates of origination of the Contracts, the APRs on the Contracts, the Loan-to-Value Ratios of the Contracts, the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance, the outstanding principal balances of the Contracts included in the related Trust Fund, and the original maturities of the Contracts and the last maturity date of any Contract.

Agency Securities

     Government National Mortgage Association. The Government National Mortgage Association ("Ginnie Mae") is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or under Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     Ginnie Mae Certificates. Each "Ginnie Mae Certificate" held in a Trust Fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (a "Ginnie Mae Issuer") approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The Ginnie Mae Certificates may be issued under either the Ginnie Mae I program ("Ginnie Mae I Certificates") or under the Ginnie Mae II program ("Ginnie Mae II Certificates"). The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each such Ginnie Mae Certificate in accordance with a guaranty agreement (each, a "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Issuer. Pursuant to its Guaranty Agreement, a Ginnie Mae Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such Ginnie Mae Certificate, even if the payments received by the Ginnie Mae Issuer on the FHA Loans or VA Loans underlying each such Ginnie Mae Certificate are less than the amounts due on each such Ginnie Mae Certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each such Ginnie Mae Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such Ginnie Mae Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae Issuer to the registered holder of such Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a Ginnie Mae Issuer is unable to make the payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make such payment. Upon notification and request, Ginnie Mae will make such payments directly to the registered holder of such Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae Issuer and the Ginnie Mae Issuer fails to notify and request Ginnie Mae to make such payment, the holder of such Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain such payment. The Trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a Trust Fund, will have the right to proceed directly against Ginnie Mae under the terms of the Guaranty Agreements relating to such Ginnie Mae Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each Ginnie Mae Certificate held in a Trust Fund will be comprised of interest due as specified on such Ginnie Mae Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on such Ginnie Mae Certificate are due. Such regular monthly installments on each such Ginnie Mae Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such Ginnie Mae Certificate.

     Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. Ginnie Mae Certificates related to a Series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "Freddie Mac Certificate Group"), Freddie Mac Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or its Guarantor Program.

     Mortgage loans underlying the Freddie Mac Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. Under the Guarantor Program, any such Freddie Mac Certificate Group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or
(iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac Certificate Group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac Certificate Group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. The Federal National Mortgage Association ("Fannie Mae") is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related Prospectus Supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions thereon will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions thereon will be made by check.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related Prospectus Supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

Private Mortgage-Backed Securities

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of Mortgage Loans or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers which may be subject to the supervision of the PMBS Servicer. Unless otherwise specified in the related Prospectus Supplement, the PMBS Servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

Incorporation of Certain Information by Reference

     There are incorporated herein by reference all documents and reports filed or caused to be filed by Greenwich Capital Acceptance, Inc. ("GCA") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of Certificates evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, GCA will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to GCA should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. GCA has determined that its financial statements are not material to the offering of any Certificates.

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission (the "SEC") at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Mortgage Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Greenwich Capital Acceptance, Inc., the Depositor, is a Delaware corporation organized on April 23, 1987 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. It is an indirect, limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the borrower's length of employment with that organization, his current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. In connection with a Single Family Loan, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Contract, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Note.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are generally underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially; in some instances, however, their incomes may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Sellers; Repurchases

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties, unless otherwise provided in the related Prospectus Supplement, generally include, among other things:
(i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans (other than a Cooperative Loan or a contract secured by a Manufactured Home) and any required hazard insurance policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan (other than Cooperative Loans), and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid first lien on, or a first perfected security interest with respect to, the related Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was delinquent more than 30 days; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the related Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer, or the Trustee if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by such Seller in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets".

                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of such Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. To the extent provided in the Agreement, each Trust Fund will consist of (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement (the "Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account as defined under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to the Certificate Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified portion or percentage (which may be 0%) of future interest payments and a specified portion or percentage (which may be 0%) of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law, in the case of a class of Certificates entitled only to a specified percentage of payments of interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events, the purchase and holding of such a class of Certificates by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERlSA Considerations". Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" ( each, a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

Distributions on Certificates

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve account (a "Reserve Account"). As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "Available Funds" for each Distribution Date will equal the sum of the following amounts:

  (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

          (a) all payments which were due on or before the Cut-off Date;

          (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, the Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

          (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

          (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

          (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "--Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

          (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

  (ii) the amount of any advance made by the Master Servicer, any Sub-Servicer, Support Servicer or the Trustee as described under "--Advances" below and deposited by it in the Certificate Account;

  (iii) if applicable, amounts withdrawn from a Reserve Account; and

  (iv)  if applicable, the amount of prepayment interest shortfall.

     Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate principal balance of each class of Certificates (with respect to each class, the "Certificate Principal Balance") (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or an adjustable rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on any Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and, (i) in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, unless otherwise specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination" herein.

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, from any Reserve Account may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Advances

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Certificate Account for future distributions to the holders of such Certificates) an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such Advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such Advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or Support Servicer, as applicable) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

     The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a support servicer (each, a "Support Servicer") pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings assigned to the Certificates by such Rating Agency or Agencies.

     Unless otherwise provided in the Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make an Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "--Distribution on Certificates" above.

Reports to Certificateholders

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

  (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

  (ii)  the amount of such distribution allocable to interest;

  (iii) the amount of any Advance;

  (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

  (v) the outstanding Certificate Principal Balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

  (vi)  the percentage of principal payments on the Mortgage Loans
(excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

  (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

 (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

  (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) from one to 30 days, (2) from 31 to 60 days, (3) from 61 to 90 days and (4) 91 days or more and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

  (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement;

  (xi) if a class is entitled only to a specified portion of payments of interest on the Mortgage Loans in the related Mortgage Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Mortgage Loans expected to be applicable to the next distribution to such class;

 (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

 (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

 (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the percentage interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

                              CREDIT ENHANCEMENT


General

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

Subordination

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more other classes of Certificates (the "Subordinated Certificates") under the circumstances and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, protection may also be afforded to the holders of the Senior Certificates of a Series by: (i) reducing the ownership interest of the holders of the related Subordinated Certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of the Senior Certificates would experience losses on such Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of the Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of the Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class or classes of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As among classes of Senior Certificates and as among classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise, in each case as specified in the related Prospectus Supplement. As among classes of Subordinated Certificates, payments to holders of the related Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Mortgage Pool Insurance Policies

     If specified in the related Prospectus Supplement related to a Mortgage Pool of Single Family Loans, a separate mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans in the related Mortgage Pool in an amount equal to a percentage (specified in such Prospectus Supplement) of the aggregate principal balances of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of such related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under the Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance; VA Guarantees

     Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the Master Servicer or any applicable Sub-Servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the Master Servicer or such Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or such Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or such Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor, before the Master Servicer or such Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate described above.

     Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"), which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranteed by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Special Hazard Insurance Policies

     If specified in the related Prospectus Supplement, a separate special hazard insurance policy (a "Special Hazard Insurance Policy") will be obtained for the Mortgage Pool and will be issued by the insurer (a "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance". No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related Mortgaged Property have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repairing such property of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and such Mortgage Pool Insurance Policy.

     Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

     To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

     The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

Bankruptcy Bonds

     If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under a Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

     To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction would not result in a downgrading of the then current rating or ratings of such Certificates by any such rating agency.

     The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance on Multifamily Loans

     There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance of one or more Reserve Accounts for such Series, in trust, with the Trustee for such Series of Certificates. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Account will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Cross Support

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

     If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

Financial Instruments

     If specified in the related Prospectus Supplement, the Trust Fund may include one or more financial instruments that are intended to meet the following goals: (i) to convert the payments on some or all of the related Mortgage Assets from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;
(ii) to provide payments if any index rises above or falls below specified levels; or (iii) to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more Classes of the related Series.

     If a Trust Fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

     The related Prospectus Supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                     YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the types of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of Single Family Loans and Contracts. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment of Multifamily Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" herein for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience of the Mortgage Loans.

     The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case. The rate of prepayment of Multifamily Loans may also be affected by other factors including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and possible changes in tax laws.

     When a prepayment in full is made with respect to a Single Family Loan, the mortgagor is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

     If the rate at which interest is passed through to the holders of Certificates of a Series is calculated on a Mortgage Loan by Mortgage Loan basis, disproportionate principal prepayments with respect to Mortgage Loans bearing different Mortgage Rates will affect the yield on such Certificates. In all cases, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination".

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

     In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "Insolvency Trustee") is appointed with respect to a Seller due to its insolvency or a Seller becomes a debtor under Title 11 of the United States Code (the "Bankruptcy Code") or any similar insolvency law, such Insolvency Trustee may attempt to characterize the transfer of the related Mortgage Loans from such Seller to the Depositor as a pledge to secure a financing rather than as a sale. In the event that such attempt were successful, such Insolvency Trustee might elect, among other remedies, to accelerate payment of the related Certificates and liquidate such Mortgage Loans, with each related Certificateholder being entitled to receive its allocable share of the principal balance thereof, together with such Certificateholder's allocable share of interest thereon at the applicable Pass-Through Rate or weighted average Strip Rate (as defined in the related Prospectus Supplement), as the case may be, to the date of payment. In any such event, the related Certificateholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the Mortgage Loans (and the resulting early retirement of the related Certificates). In addition, certain delays in distributions might be experienced by such Certificateholders in connection with any such insolvency proceedings.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Assets

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

     In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate stating that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans, and (ii) in the case of Contracts, the Depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within 45 days after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases" herein, neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for the omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure or purchase constitutes the sole remedy available to the Certificateholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount, the outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities". Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, the outstanding principal balance as of the Cut-off Date, the annual pass-through rate or interest rate, the maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

Payments on Mortgage Loans; Deposits to Certificate Account

     Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement (as defined under "--Sub-Servicing by Sellers" below) will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund ("SAIF") of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day after receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Mortgage Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "--Sub-Servicing by Sellers" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to the Mortgage Loans that are required to be so remitted. The Sub-Servicer is also required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, this obligation of the Sub-Servicer to advance continues up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or until the related Mortgage Loan is liquidated.

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (collectively, with respect to such Trust Fund, the "Certificate Account") which, unless otherwise specified in the related Prospectus Supplement, must be (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"), (ii) an account or accounts the deposits in which are fully insured by either BIF or SAIF, (iii) an account or accounts the deposits in which are insured by BIF or SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided that the Master Servicer or such affiliate, as applicable, meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or Advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

  (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

  (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

  (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of property or released to mortgagors in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses in connection with liquidation or foreclosure ("Liquidation Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

  (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "--Termination; Optional Termination" below;

  (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance";

  (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

  (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

Sub-Servicing by Sellers

     Each Seller of a Mortgage Loan or any other servicing entity may act as the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the related Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Certificate Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

     As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses" below.

     Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

     Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

     The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer remain obligated to make Advances during any period of such an arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a "tenant-stockholder" (as defined in section 216(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), of a corporation that qualifies as a "cooperative housing corporation" within the meaning of section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under section 216(a) of the Code to the corporation under sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in section 216(b)(2) of the Code). By virtue of this requirement, the status of a corporation for purposes of section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

     The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" herein.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including
(i) fraud or negligence in origination or servicing of the Mortgage Loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan, (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans, (iii) physical damage to the Mortgaged Property and (iv) lack of approval by the Primary Insurer of the related Servicer as a servicer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, to have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement" herein.

Servicing and Other Compensation and Payment of Expenses

     The Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders and payment of any other expenses described in the related Prospectus Supplement.

Evidence as to Compliance

     Each Agreement will provide that, on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Audit Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, private mortgage-backed securities or agency securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of such statement) of firms of independent public accountants with respect to the Sub-Servicers.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that none of the Master Servicer, the Depositor or any director, officer, employee or agent of the Master Servicer or of the Depositor will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or of the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or the Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

Events of Default

     Unless otherwise specified in the related Prospectus Supplement, Events of Default (each, an "Event of Default") under each Agreement will consist of
(i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate percentage interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

Rights upon Event of Default

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and, at the direction of holders of Certificates of any class evidencing not less than 51% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless (i) such holder previously has given to the Trustee written notice of default, (ii) the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and
(iii) the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; provided, however, that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders to change the manner in which the Certificate Account is maintained, provided, however, that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided, however, that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase from the related Trust Fund by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Material Federal Income Tax Consequences"), of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the aggregate principal balance of the related Mortgage Assets as of such date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balances of the Mortgage Assets as of the Cut-off Date for the Series; provided, however, that, if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

The Trustee

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which security for the Mortgage Loans may be situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

General

     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the Cooperative and/or underlying land, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and the accompanying rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Depositor will make or cause to be made an appropriate filing of UCC-1 financing statements in the appropriate states to give notice of the Trustee's ownership of the Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing the affected Contract. As Manufactured Homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Manufactured Home is located. These filings must be made in the real estate records office of the county where the Manufactured Home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned to the Trustee, on behalf of the Certificateholders, a security interest in the Manufactured Homes. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. In the case of any Manufactured Home as to which the security interest assigned to the Depositor and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Home and holders of perfected security interests therein. There also exists a risk that, in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title, the security interest of the Trustee could be released through fraud or negligence.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under Contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

Foreclosure/Repossession

     Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

     Contracts. The Master Servicer, on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as a Manufactured Home has not become subject to the real estate law, a creditor can repossess the Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who crated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgage Properties was conducted.

     The Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a multifamily residential property or mixed residential/commercial property underlying a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations or that such acquisition would not be more detrimental than beneficial to the value of the Mortgaged Properties and the interests therein of the Certificateholders.

Rights of Redemption

     Single Family Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a Manufacture Home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. If the Mortgaged Property is not the debtor's principal residence and the bankruptcy court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy (rendering the lender a general unsecured creditor for the difference), reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans and Contracts. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-on-Sale Clauses

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, pre-empts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. With respect to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

     Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of Single Family Loans or Contracts. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans or Contracts having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such Loans or Contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title
V. No Contract secured by a Manufactured Home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any Trust File if such Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayment, balloon payment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on affected Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made. In the discussion that follows, all references to a "Section" or "Sections" shall be understood to refer, unless otherwise specifically indicated, to a Section or Sections of the Code.

Non-REMIC Certificates

     If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

Single Class of Senior Certificates

     Characterization. The Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under section 162 or 212 of the Code, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. A Senior Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of such Senior Certificateholder's adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans might then be subject to the "coupon stripping" rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, Brown & Wood LLP will have advised the Depositor with respect to each Series of Certificates that:

  (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such section;

  (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such section; and

  (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

     The assets constituting certain Trust Funds may include "buydown" Mortgage Loans. The characterization of any investment in "buydown" Mortgage Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes "buydown" Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Senior Certificate and the portion of the adjusted basis of the Senior Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the Trust Fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently sections 1271 through 1273 and section 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on Treasury regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code (the "OID Regulations"). Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Senior Certificates--B. Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants to the Department of the Treasury (the "Treasury") authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquires a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election is made with respect to a Mortgage Loan with market discount, the Certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Senior Certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

A. Stripped Bonds and Stripped Coupons

     Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either
(i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the Trust Fund's Mortgage Loans. Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Mortgage Loan by Mortgagee Loan basis. However, based on recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans or if no prepayment assumption is used, then, when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust Fund. With respect to these sections, no specific legal authority exists regarding whether the character of the Senior Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

B. Senior Certificates Representing Interests in Loans Other than ARM Loans

     The original issue discount rules of sections 1271 through 1275 of the Code will be applicable to a Senior Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the Senior Certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Senior Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Loans underlying each Senior Certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described under "--Accrual of Original Issue Discount" below, will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificates (the "Prepayment Assumption") and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report original issue discount under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

C. Senior Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates (if the related Trust Fund includes ARM Loans), which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to such instruments. In the absence of any authority, the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes to be consistent with the rules described under the heading "--B. Senior Certificates Representing Interests in Loans Other than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

     Final regulations issued on June 11, 1996 with respect to original issue discount under section 1275 include rules for obligations that provide for one or more contingent payments (the "Contingent Payment Regulations"). Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the Contingent Payment Regulations if such interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on such a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the Contingent Payment Regulations, at least if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans are considered contingent, then the holder would generally report income or loss as described above under the heading "--A. Stripped Bonds and Stripped Coupons"; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR", generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such Holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the Contingent Payment regulations, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

Sale or Exchange of a Senior Certificate

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to a seller for which a Senior Certificate is a "capital asset" within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     It is possible that capital gain realized by holders of the Senior Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a Senior Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Senior Certificate substantially contemporaneously with acquiring the Senior Certificate, (ii) the Senior Certificate is part of a straddle, (iii) the Senior Certificate is marketed or sold as producing capital gain or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Senior Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Senior Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise) or an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would not qualify as U.S. Persons under the foregoing definition but that are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Information Reporting and Backup Withholding

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

New Withholding Regulations

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Generally, the New Regulations replace the IRS Form W-8, Form 1001 and Form 4224 with various revised Forms W-8, and provide that the old Form W-8, Form 1001 and Form 4224 will not be effective after December 31, 2000. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                              REMIC CERTIFICATES

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any such relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code; (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying assets under the foregoing sections.

     In some instances, the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" Mortgage Loans contained in "--NON-REMIC CERTIFICATES--Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(5)(A) of the Code and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

     For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining (a) whether the REMIC Certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and (b) whether the income on such Certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price". Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the Regular Certificates.

     Rules governing original issue discount are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of original issue discount rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that the Contingent Payment Regulations should apply to such Certificates.

     Although the Contingent Payment Regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such Regular Certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a Regular Certificate (other than Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

     Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as original issue.

     Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Regular Certificate.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates.

     Market Discount. A purchaser of a Regular Certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a Regular Certificate with market discount, the Certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code sections 1276 through 1278 of the Code.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the Regular Certificates. Holders of Regular Certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ("Deferred Interest"). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinate Certificates and, in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A holder of a Regular Certificate that receives a final payment which is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the Regular Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in Regular Certificates in their particular circumstances.

     Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the Proposed OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest only to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Prospective investors in and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31 % backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued the New Regulations which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Residual Certificates

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is likely that the yield of a Mortgage Loan would be calculated for this purpose taking account of the Prepayment Assumption. However, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

     Additional Taxable Income of Residual Interests. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark-to-Market Regulations. Prospective purchasers of a Residual Certificate should be aware that the IRS finalized regulations (the "Mark-to-Market Regulations") which provide that a Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest.

     Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "--Regular Certificates--Non-Interest Expenses of the REMIC" above.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995 except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, the alternative minimum taxable income for such Residual Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the Residual Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1996, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Pass-Through of Miscellaneous Itemized Deductions . As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

     Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

     The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Master Servicer.

Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners. Under Temporary Regulations, however, if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "--Residual Certificates--Excess Inclusions" above.

Non-U.S. Persons

     Amounts paid to Residual Certificateholders who are not U.S. Persons (see "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to Residual Certificateholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the Residual Certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization". The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Non-economic Residual Certificate to a "U.S. Person", as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "Non-economic Residual Certificate" is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

     o any consideration given to the transferee to acquire the interest (the inducement payment),

     o   future distributions on the interest, and

     o any anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

     If a transfer of a Non-economic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person", as defined below, unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers to foreign persons of Residual Certificates that have tax avoidance potential are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 or IRS Form W-8ECI and the Trustee consents to such transfer in writing. IRS Form 4224 will not be valid after December 31, 2000.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, passthrough entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                             ERISA CONSIDERATIONS

     The following describes certain considerations under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA and the Code impose requirements on certain employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

     On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Exchange Act.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be, or give rise to, a transaction prohibited under sections 406 and 407 of ERISA and subject to an excise tax under section 4975 of the Code unless a statutory, regulatory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Single Family Loans ("Single Family Certificates") will be exempt from the prohibitions of sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of sections 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates or for Certificates representing an interest in a Mortgage Pool containing Multifamily Loans or Contracts or Cooperative Loans. Accordingly, unless the related Prospectus Supplement indicates that an exemption other than PTE 83-1 is available, no transfer of a Subordinate Certificate or a Certificate which is not a Single Family Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Senior Certificates issued in a Series in which there is only one class of Senior Certificates; provided that the Certificates in the case of clause (i), or the Senior Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates". In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an individual exemption (Prohibited Transaction Exemption 90-59, as amended; Exemption Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the "Underwriter Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holdings and the subsequent resale by Plans of "securities" that are obligations of an issuer containing certain receivables, loans and other obligations, with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemption contains a number of requirements. The Underwriter Exemption does not apply to any investment pool unless, among other things, (i) the investment pool consists only of assets of a type which have been included in other investment pools, (ii) securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of securities pursuant to the Underwriter Exemption, and (iii) securities in such other investment pools have been rated in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories by one of the credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the securities not be "subordinated" to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Underwriter Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Fitch, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of any other member of the Restricted Group (as defined below). The Underwriter Exemption stipulates that any Plan investing in the securities must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Finally, the Underwriter Exemption requires that the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

     Moreover, the Underwriter Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plans' investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Underwriter Exemption generally does not apply to Plans sponsored by the seller, the underwriter, the trustee, the master servicer, any servicer or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the Trust Fund constituting more than five percent of the aggregate principal balance of the assets in the trust fund, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemption generally allows mortgage loans or other secured receivables supporting payments to securitiesholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all obligations be either identified or transferred on or before the closing date. This relief is available when certain conditions are met.

     The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that the Underwriter Exemption will apply.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                            METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the related Prospectus Supplement may specify that the Certificates will be distributed by GCM acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Certificates, GCM will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Assets as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales of Certificates by them. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     The legality of the Certificates of each Series, including certain material federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                             AVAILABLE INFORMATION

     The Depositor has filed with the SEC (the ("SEC") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the SEC.

                                    RATINGS

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                            INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----


1986 Act.........................................................................................................86
Accrual Certificates.............................................................................................37
AFR..............................................................................................................89
Agency Securities................................................................................................14
Agreement........................................................................................................17
Amortizable Bond Premium Regulations.............................................................................82
Applicable Amount...............................................................................................102
APR..............................................................................................................19
ARM Loans........................................................................................................86
Asset Conservation Act...........................................................................................75
Available Funds..................................................................................................35
Bankruptcy Bond..................................................................................................47
Bankruptcy Code..................................................................................................52
BIF..............................................................................................................54
CERCLA...........................................................................................................74
Certificate Account..............................................................................................55
Certificate Principal Balance....................................................................................36
Certificate Register.............................................................................................34
Certificates.....................................................................................................14
Charter Act......................................................................................................24
Closing Date.....................................................................................................94
Code.............................................................................................................59
Collateral Value.................................................................................................17
Contingent Payment Regulations...................................................................................89
Contracts........................................................................................................14
Cooperative Loans................................................................................................18
Cooperatives.....................................................................................................18
Deferred Interest................................................................................................88
Detailed Description.............................................................................................15
Determination Date...............................................................................................36
DOL.............................................................................................................115
EPA..............................................................................................................74
ERISA...........................................................................................................114
Events of Default................................................................................................65
Exchange Act.....................................................................................................28
Fannie Mae.......................................................................................................14
FDIC.............................................................................................................31
FHA..............................................................................................................18
FHA Loans........................................................................................................20
Freddie Mac......................................................................................................14
Freddie Mac Act..................................................................................................22
Freddie Mac Certificate Group....................................................................................22
FTC Rule.........................................................................................................77
Garn-St Germain Act..............................................................................................78
GCA..............................................................................................................28
GCM.............................................................................................................120
Ginnie Mae.......................................................................................................14
Ginnie Mae Certificate...........................................................................................20
Ginnie Mae I Certificates........................................................................................20
Ginnie Mae II Certificates.......................................................................................20
Ginnie Mae Issuer................................................................................................20
Guaranty Agreement...............................................................................................20
Housing Act......................................................................................................20
HUD..............................................................................................................44
Insolvency Trustee...............................................................................................52
Insurance Proceeds...............................................................................................56
Insured Expenses.................................................................................................56
IRS..............................................................................................................82
Legislative History..............................................................................................87
Liquidation Expenses.............................................................................................56
Liquidation Proceeds.............................................................................................56
Loan-to-Value Ratio..............................................................................................16
Manufactured Homes...............................................................................................19
Manufacturer Invoice Price.......................................................................................17
Mark-to-Market Regulations......................................................................................106
Master REMIC.....................................................................................................93
Mortgage.........................................................................................................53
Mortgage Assets..................................................................................................14
Mortgage Loans...................................................................................................15
Mortgage Pool....................................................................................................14
Mortgage Pool Insurance Policy...................................................................................42
Mortgage Rate....................................................................................................15
Mortgaged Properties.............................................................................................15
Multifamily Loans................................................................................................14
NCUA............................................................................................................119
New Regulations..................................................................................................91
Non-economic Residual Certificate...............................................................................112
OID Regulations..................................................................................................82
Parties in Interest.............................................................................................115
Payment Lag Certificates........................................................................................101
Permitted Investments............................................................................................55
Plans...........................................................................................................114
PMBS Agreement...................................................................................................26
PMBS Issuer......................................................................................................27
PMBS Servicer....................................................................................................26
PMBS Trustee.....................................................................................................26
Policy Statement................................................................................................119
Pool Insurer.....................................................................................................42
Prepayment Assumption............................................................................................87
Primary Insurer..................................................................................................61
Primary Mortgage Insurance Policy................................................................................15
Principal Prepayments............................................................................................37
PTE 83-1........................................................................................................115
Purchase Price...................................................................................................32
Rating Agency....................................................................................................55
RCRA.............................................................................................................75
Record Date......................................................................................................34
Refinance Loans..................................................................................................17
Regular Certificateholders.......................................................................................93
Regular Certificates.............................................................................................92
Relief Act.......................................................................................................79
REMIC............................................................................................................34
REMIC Regulations................................................................................................79
Reserve Account..................................................................................................35
Residual Certificates............................................................................................92
Restricted Group................................................................................................118
Retained Interest................................................................................................33
SAIF.............................................................................................................55
SEC..............................................................................................................28
Sellers..........................................................................................................14
Senior Certificates..............................................................................................41
Series...........................................................................................................14
Single Family Certificates......................................................................................115
Single Family Loans..............................................................................................14
SMMEA...........................................................................................................118
Special Hazard Insurance Policy..................................................................................46
Special Hazard Insurer...........................................................................................46
Stripped ARM Obligations.........................................................................................88
Stripped Bond Certificates.......................................................................................84
Stripped Coupon Certificates.....................................................................................85
Subordinated Certificates........................................................................................41
Sub-Servicer.....................................................................................................17
Sub-Servicing Account............................................................................................54
Sub-Servicing Agreement..........................................................................................56
Subsidiary REMIC.................................................................................................93
Super-Premium Certificates.......................................................................................95
Support Agreement................................................................................................39
Support Servicer.................................................................................................39
Title V..........................................................................................................78
Treasury.........................................................................................................83
Trust Fund.......................................................................................................14
U.S. Person......................................................................................................91
UCC..............................................................................................................69
Underwriter Exemption...........................................................................................117
VA ..............................................................................................................18
VA Guaranty Policy...............................................................................................45
VA Loans.........................................................................................................20



         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                          $557,042,100 (Approximate)

                Fifth Third Bank Mortgage Loan Trust 2000-FTB1
             Mortgage Pass-Through Certificates, Series 2000-FTB1




                              -----------------

                               Fifth Third LOGO

                              -----------------





     Class A-1           $339,000,000    Initial Fixed Pass-Through Rate
     Class A-2           $218,042,000    Initial Fixed Pass-Through Rate
     Class X         Notional Balance    Variable Pass-Through Rate
     Class A-R                   $100    Weighted Average Pass-Through Rate


                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

                         FIFTH THIRD MORTGAGE COMPANY
                                    Seller

                               FIFTH THIRD BANK
                                   Servicer

GREENWICH CAPITAL
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                             PROSPECTUS SUPPLEMENT

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


         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

                               December 15, 2000